Exhibit 10.7

United States Bankruptcy Court Southern District of Texas ENTERED September 14, 2023 Nathan Ochsner, Clerk

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF TEXAS
HOUSTON DIVISION

Chapter 11 Case No. 23-90745 (DRJ) (Jointly Administered)

ORDER APPROVING THE DEBTORS’ DISCLOSURE STATEMENT AND CONFIRMING THE AMENDED JOINT PLAN OF
LIQUIDATION OF APPHARVEST PRODUCTS, LLC AND ITS DEBTOR AFFILIATES
(Related to Docket No. 458)
The above-captioned debtors and debtors in possession (collectively, the “Debtors”) having2:
a.    executed that certain Restructuring Support Agreement (the “RSA”) by and among the Debtors, the Mastronardi Parties, and the Consenting Stakeholders, as such may be further amended, modified, or supplemented from to time, in accordance with its terms, which provided that the Debtors would meet certain budgetary and timing milestones in a subsequent bankruptcy, among other things, in exchange for the Mastronardi Parties’ and the Consenting Stakeholders’ support of the Debtors’ proposed plan of liquidation;

b.    commenced, on July 23, 2023 (the “Petition Date”), these chapter 11 cases (the “Chapter 11 Cases”) by filing voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Court”);

1 The Debtors in this chapter 11 case, together with the last four digits of the Debtors’ federal tax identification number, are: AppHarvest Operations, Inc. (5929), AppHarvest, Inc. (2965), AppHarvest Farms, LLC (7067), AppHarvest Morehead Farm, LLC (1527), AppHarvest Richmond Farm, LLC (0632), AppHarvest Berea Farm, LLC (3140), AppHarvest Pulaski Farm, LLC (2052), AppHarvest Development, LLC (None), Rowan County Development, LLC (0700), AppHarvest Technology, Inc. (4868), AppHarvest Products, LLC (5929), and AppHarvest Foundation, LLC (None). The Debtor’s service address is 500 Appalachian Way, Morehead, KY 40351.
2 Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Debtors’ Plan or Disclosure Statement (each as defined below), as applicable. The rules of interpretation set forth in Section
I.B of the Plan shall apply herein.

c.    continued to operate their businesses and manage their properties during these Chapter 11 Cases as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code;

d.    filed, on July 24, 2023 or shortly thereafter, the:

i.    Disclosure Statement Relating to the Joint Chapter 11 Plan of Liquidation of AppHarvest Products, LLC and its Debtor Affiliates [Docket No. 27] (as may be amended, supplemented, or modified from time to time thereafter and including all exhibits and schedules thereto, the “Disclosure Statement”);

ii.    Joint Plan of Liquidation of AppHarvest Products, LLC and its Debtor Affiliates [Docket No. 26] (as may be altered, amended, modified, or supplemented from time to time, including all exhibits and schedules thereto, the “Plan”);

iii.    Debtors’ Emergency Motion for Entry of an Order (I) Scheduling a Combined Disclosure    Statement    Approval    and    Plan    Confirmation    Hearing;
(II) Conditionally Approving the Disclosure Statement; (III) Establishing a Plan and Disclosure Statement Objection Deadline and Related Procedures;
(IV) Approving the Solicitation Procedures; (V) Approving the Combined Notice; and (VI) Granting Related Relief [Docket No. 17];

iv.    Declaration of Gary Broadbent, Chief Restructuring Officer of the Debtors, in Support of the Debtors’ Chapter 11 Proceedings [Docket No. 19]; and

v.    Declaration of Thomas Studebaker in Support of (I) The Debtors’ Motion to Obtain Postpetition Financing; and (II) Other First Day Pleadings [Docket No. 28];

e.    filed, on July 24, 2023, the Debtors’ Emergency Motion for Entry of an Interim and Final Order (I) Approving Transfer Between the Debtors and Mastronardi Berea LLC Pursuant to Federal Rule of Bankruptcy Procedure 9019 and (II) Granting Related Relief [Docket No. 25], seeking approval of the terms of the Berea Term Sheet and the Berea Transfer, which was approved by the Court’s interim order dated July 25, 2023 [Docket No. 71] and final order dated September 1, 2023 [Docket No. 356];

f.    obtained, on July 25, 2023, the Order (I) Scheduling a Combined Disclosure Statement Approval and Plan Confirmation Hearing;(II) Conditionally Approving the Disclosure Statement; (III) Establishing a Plan and Disclosure Statement Objection Deadline and Related Procedures; (IV) Approving the Solicitation Procedures; (V) Approving the Combined Notice; and (VI) Granting Related Relief [Docket No. 72] (the “Scheduling Order”), conditionally approving the Disclosure Statement, and approving the solicitation procedures (“Solicitation Procedures”) and related notices, forms, and ballots (collectively, the “Solicitation Packages”);

g.    filed, on July 26, 2023, the Debtors’ Emergency Motion for Entry of an Order (I)(A) Approving Bidding Procedures; (B) Approving the Selection of the Stalking Horse Purchaser; (C) Approving the Debtors’ Entry into the Stalking Horse APA and

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Approving Bid Protections; (D) Scheduling Auctions and Sale Hearing; (E) Approving Form and Manner of Sale Notice; (F) Approving Form and Manner of Potential Assumption and Assignment Notice; (G) Approving the Form and Manner of Post- Auction Notice; (H) Approving Assumption and Assignment Procedures; and
(II) Granting Related Relief [Docket No. 88] (the “Bidding Procedures Motion”), which was approved by this Court’s order dated August 25, 2023 [Docket No. 298];

h.    caused, on or about July 27, 2023, the Solicitation Packages and the Notice of
(I) Commencement of Chapter 11 Bankruptcy Cases, (II) Hearing on the Disclosure Statement and Confirmation of the Joint Plan of Liquidation, (III) Deadline to Cast Votes to Accept or Reject the Plan, and (IV) Notice of Objection and Opt Out Rights (the “Combined Hearing Notice”) and the deadline for objecting to confirmation of the Plan (“Confirmation”) to be distributed in accordance with the terms of the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), and the Bankruptcy Local Rules for the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Local Rules”), the Scheduling Order, and the Solicitation Procedures, see Certificate of Service [Docket No. 134];

i.    caused, on or about July 27, 2023, the: (a) Notice of Non-Voting Status to Holders of Unimpaired Claims Conclusively Presumed to Accept the Plan and Release Opt-Out Form; (b) Notice of Non-Voting Status to Holders of Impaired Claims or Interests Conclusively Presumed to Reject the Plan and Release Opt-Out Form; and (c) Notice of Non-Voting Status to Holders of Impaired Claims or Interests Conclusively Presumed to Reject the Plan and Release Opt-Out (together, the “Non-Voting Status Notice and Opt Out Forms” and, together with the Combined Hearing Notice, the “Notices”) to be served on all Holders of Claims or potential Claims (other than Intercompany Claims) and Holders of Interests (other than Intercompany Interests) in the non-voting classes, which informed recipients of (i) their status as Holders or potential Holders of Claims or Interests in non-voting classes, (ii) provided the full text of the Third Party Release provision set forth in the Plan, (iii) included a form by which Holders could elect to opt out of the Third Party Release by checking a prominently featured and clearly labeled box, and (iv) enclosed a postage prepaid, return-addressed envelope in which Holders could return their opt out elections to the Notice and Claims Agent;

j.    published, on July 31, 2023, the Combined Hearing Notice in The New York Times
(U.S. national edition), as evidenced by the Certificate of Publication for the Notice of
(I) Commencement of Chapter 11 Bankruptcy Cases, (II) Hearing on the Disclosure Statement and Confirmation of the Joint Plan of Liquidation, (III) Deadline to Cast Votes to Accept or Reject the Plan, and (IV) Notice of Objection and Opt Out Rights in the New York Times [Docket No. 125] (the “Publication Affidavit”);

k.    filed, on August 2, 2023, the Certificate of Service [Docket No. 134], certifying the service of the Solicitation Packages (together with all the exhibits thereto and as supplemented by the supplemental certificates of service filed at Docket Nos. 219, 228, 239, 240 241, 242, 253, 274, 316, and 374, the “Solicitation Packages Affidavit”);

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l.    filed, on August 24, 2023, the Plan Supplement for the Debtors’ Joint Chapter 11 Plan [Docket No. 278] ( the “First Plan Supplement” and which, for purposes of the Plan and this Confirmation Order, is included in the definition of “Plan”);

m.    obtained, on August 25, 2023, the Order (I)(A) Approving Bidding Procedures;
(B) Approving the Selection of the Stalking Horse Purchaser; (C) Approving the Debtors’ Entry into the Stalking Horse APA and Approving Bid Protections;
(D) Scheduling Auctions and Sale Hearing; (E) Approving Form and Manner of Sale Notice; (F) Approving Form and Manner of Potential Assumption and Assignment Notice; (G) Approving the Form and Manner of Post-Auction Notice; (H) Approving Assumption and Assignment Procedures; and (II) Granting Related Relief [Docket No. 298] (the “Bidding Procedures Order), approving the Bidding Procedures;

n.    conducted, commencing on August 30, 2023, and concluding on August 31, 2023, an auction in furtherance of a sale of substantially all of the Debtor’s assets, pursuant to the Plan (the “Sale Transaction”);

o.    filed, on August 31, 2023, the Joint Notice of Further Amended Settlement Term Sheet Among the Debtors, the Committee, Equilibrium, and Mastronardi (the “Settlement Term Sheet”) [Docket No. 343];

p.    extended, in light of modifications to the Plan set forth in the Settlement Term Sheet, the deadline to object to Plan from August 31, 2023 to September 6, 2023 [Docket No. 337]

q.    filed, on September 5, 2023, the Amended Joint Plan of Liquidation of AppHarvest Products, LLC and its Debtor Affiliates [Docket No. 391], which incorporates the global settlement set forth in the Settlement Term Sheet;

r.    obtained on September 6, 2023, and September 12, 2023, respectively, orders approving the Sale Transactions [Docket Nos. 413 and 432];

s.    filed, on September 11, 2023, the Declaration of James Sean McGuire in Support of Confirmation of the Joint Plan of Liquidation of AppHarvest Products, LLC and its Debtor Affiliates [Docket No. 428] (the “Voting Report”), which accounts for ballots received up to the Voting Deadline;

t.    filed, on September 12, 2023, the Declaration of Thomas Studebaker in Support of Confirmation of the Amended Joint Plan of Liquidation of AppHarvest Products, LLC and Its Debtor Affiliates [Docket No. 445] (the “Studebaker Declaration”);

u.    filed, on September 12, 2023, the Declaration of Gary Broadbent in Support of Confirmation of the Joint Plan of Liquidation of AppHarvest Products, LLC and Its Debtor Affiliates [Docket No. 446] (the “Broadbent Declaration” and, with the Studebaker Declaration and the Voting Report, the “Declarations in Support”);

v.    filed, on September 12, 2023, the Notice of Filing of Revised Plan Supplement [Docket No. 447] (the “Second Plan Supplement”), which included, among other

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things, the identity of the Plan Administrator, a revised Liquidation Analysis, the schedule of Retained Causes of Action, and the De Minimis Procedures;

w.    filed, on September 13, 2023, the Second Amended Joint Plan of Liquidation of AppHarvest Products, LLC and its Debtor Affiliates [Docket No. 458]; and

x.    filed, on September 13, 2023, the Debtors’ Memorandum of Law in Support of Confirmation of the Second Amended Joint Plan of Liquidation of AppHarvest Products, LLC and its Debtor Affiliates [Docket No. 460] (the “Confirmation Brief”).

And this Court having:

y.    entered the Scheduling Order on July 25, 2023;

z.    entered the Bidding Procedures Order on August 25, 2023;

aa.    set August 31, 2023, at 4:00 p.m. (prevailing Central Time) as the deadline for Holders of Claims in Classes 3, 4, and 5 to accept or reject the Plan (the “Voting Deadline”);

bb.    set August 31, 2023 at 4:00 p.m. (prevailing Central Time), as extended by the Debtors to September 6, 2023 at 4:00 p.m. (prevailing Central Time) as the deadline to file and serve objections to the confirmation of the Plan (the “Plan Objection Deadline”);

cc.    set September 14, 2023 at 2:00 p.m. (prevailing Central Time) as the date and time for the commencement of the Combined Hearing;

dd.    reviewed the Plan, the Disclosure Statement, the Plan Supplement, the Voting Report, Solicitation Packages Affidavit, the Declarations in Support, the Confirmation Brief, the Combined Hearing Notice, and all Filed pleadings, exhibits, statements, responses, and comments regarding approval of the Disclosure Statement and Confirmation, including all objections, statements, and reservations of right filed by parties in interest on the docket in these Chapter 11 Cases;

ee.    held the Combined Hearing on September 14, 2023;

ff.    considered all oral representations, live testimony, written direct testimony, exhibits, documents, filings, and other evidence presented at the Combined Hearing;

gg.    overruled any and all objections to approval of the Disclosure Statement, the Plan, Confirmation, and all statements and reservations of rights not consensually resolved, agreed to, or withdrawn, unless otherwise indicated;

hh.    taken judicial notice of all papers and pleadings filed in these Chapter 11 Cases, all evidence proffered or adduced in these Chapter 11 Cases, and all arguments made at hearings held before the Court during the pendency of these Chapter 11 Cases; and

ii. entered rulings on the record at the Combined Hearing.

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NOW THEREFORE, the Court having found that notice of the Combined Hearing and the opportunity for any party in interest to object to approval of the Disclosure Statement and Confirmation have been adequate and appropriate as to all parties affected or to be affected by the Plan and the transactions contemplated thereby; and the legal and factual bases set forth in the documents filed in support of approval of the Disclosure Statement and Confirmation and other evidence presented at the Combined Hearing and the record in these Chapter 11 Cases establish just cause for the relief granted herein; and after due deliberation thereon and good cause appearing therefor, the Court makes and issues the following findings of fact and conclusions of law, and orders:
FINDINGS OF FACT AND CONCLUSIONS OF LAW

IT IS HEREBY DETERMINED, FOUND, ADJUDGED, DECREED, AND ORDERED THAT:

A.    Findings and Conclusions.

1.    The findings and conclusions set forth herein and in the record of the Combined Hearing constitute the Court’s findings of fact and conclusions of law under rule 52 of the Federal Rules of Civil Procedure, as made applicable herein by Bankruptcy Rules 7052 and 9014. To the extent any of the following conclusions of law constitute findings of fact, or vice versa, they are adopted as such.
B.    Jurisdiction, Venue, and Core Proceeding.

2.    This Court has jurisdiction over these Chapter 11 Cases pursuant to 28 U.S.C.

§§ 157 and 1334. Consideration of whether the Disclosure Statement and the Plan comply with the applicable provisions of the Bankruptcy Code constitutes a core proceeding as defined in 28 U.S.C. § 157(b)(2). This Court may enter a final order consistent with Article III of the United

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States Constitution. Venue is proper in this district pursuant to sections 1408 and 1409 of title 28 of the United States Code.
C.    Eligibility for Relief.

3.    The Debtors were and are entities eligible for relief under section 109 of the Bankruptcy Code.
D.    Commencement and Joint Administration of these Chapter 11 Cases.

4.    On the Petition Date, each of the Debtors commenced voluntary cases under chapter 11 of the Bankruptcy Code. In accordance with the Order (I) Directing Joint Administration of Chapter 11 Cases and (II) Granting Related Relief [Docket No. 37], these Chapter 11 Cases have been consolidated for procedural purposes only and are being jointly administered pursuant to Bankruptcy Rule 1015(b) and Bankruptcy Local Rule 1015-1. The Debtors continue to operate their businesses and manage their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. No party has requested the appointment of a trustee or examiner.
E.    Appointment of the Creditors’ Committee.

5.    On August 2, 2023, the Office of the United States Trustee (the “U.S. Trustee”)

appointed the Official Committee of Unsecured Creditors (the “Committee”) pursuant to section 1102 of the Bankruptcy Code [Docket No. 130]. No other statutory committee has been requested or appointed in these Chapter 11 Cases.
F.    Burden of Proof—Confirmation of the Plan

6.    The Debtors, as proponents of the Plan, have met their burden of proving the applicable elements under sections 1129(a) and 1129(b) of the Bankruptcy Code by a preponderance of the evidence, which is the applicable standard for Confirmation. In addition,

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and to the extent applicable, the Plan is confirmable under the clear and convincing evidentiary standard.
G.    Judicial Notice.

7.    The Court takes judicial notice of (and deems admitted into evidence for purposes of Confirmation of the Plan) the docket of these Chapter 11 Cases maintained by the clerk of the Court or its duly appointed agent, including all pleadings and other documents on file, all orders entered, all hearing transcripts, and all evidence and arguments made, proffered, or adduced at the hearings held before the Court during the pendency of these Chapter 11 Cases.
H.    Notice.

8.    As evidenced by the Solicitation Packages Affidavit and the Voting Report, the Debtors provided due, adequate, and sufficient notice of the commencement of these Chapter 11 Cases, the Disclosure Statement, the Plan, the Combined Hearing, and the opportunity to opt out of the Third Party Release, together with all deadlines for voting to accept or reject the Plan as well as objecting to the Disclosure Statement and the Plan, to the full creditor matrix and the Core/2002 list. Further, the Combined Hearing Notice was published in The New York Times (U.S. national edition) on July 31, 2023, in compliance with Bankruptcy Rule 2002(l), as evidenced by the Publication Affidavit. Such notice was adequate and sufficient under the facts and circumstances of these Chapter 11 Cases in compliance with the Bankruptcy Code, the Bankruptcy Rules, including Bankruptcy Rules 2002 and 3017, the Bankruptcy Local Rules, and the Scheduling Order. No other or further notice is or shall be required.
I.    Disclosure Statement.

9.    The Disclosure Statement contains (a) sufficient information of a kind necessary to satisfy the disclosure requirements of all applicable nonbankruptcy laws, rules, and regulations, including the Securities Act, and (b) “adequate information” (as such term is defined in

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section 1125(a) of the Bankruptcy Code and used in section 1126(b)(2) of the Bankruptcy Code) with respect to the Debtors, the Plan, and the transactions contemplated therein. The filing of the Disclosure Statement with the clerk of the Court satisfied Bankruptcy Rule 3016(b).
J.    Ballots.

10.    Holders of Claims in Classes 3, 4, and 5 are entitled to vote to accept or reject the Plan (the “Voting Classes”).
11.    The forms of ballot attached as Exhibits 4A, 4B, and 4C to the Scheduling Order

(collectively, the “Ballots”) that the Debtors used to solicit votes to accept or reject the Plan from

Holders in the Voting Classes adequately addressed the particular needs of these Chapter 11 Cases and were appropriate for Holders in the Voting Classes to vote to accept or reject the Plan.
K.    Solicitation.

12.    As described in the Voting Report, the solicitation of votes on the Plan complied with the Solicitation Procedures set forth in the Disclosure Statement and Scheduling Order, was appropriate and satisfactory based upon the circumstances of these Chapter 11 Cases, and was in compliance with the provisions of the Bankruptcy Code, the Bankruptcy Rules, the Bankruptcy Local Rules, and any other applicable rules, laws, and regulations, including the registration requirements under the Securities Act.
13.    As described in the Voting Report and the Solicitation Packages Affidavit, as applicable, the Solicitation Packages, including the Plan, the Disclosure Statement, the Combined Hearing Notice, and the Ballots were transmitted and served, including to all Holders in the Voting Classes, in compliance with the Bankruptcy Code, including sections 1125 and 1126 thereof, the Bankruptcy Rules, including Bankruptcy Rules 3017 and 3018, the Bankruptcy Local Rules, the Scheduling Order, and any applicable nonbankruptcy law. Transmission and service of the

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Solicitation Packages was timely, adequate, and sufficient under the facts and circumstances of these Chapter 11 Cases. No further notice is required.
14.    As set forth in the Voting Report and the Solicitation Packages Affidavit, the Solicitation Packages were distributed to the Holders in the Voting Classes that held a Claim as of July 21, 2023 (the “Voting Record Date”). The establishment and notice of the Voting Record
Date were reasonable and sufficient.

15.    The period during which the Debtors solicited acceptances or rejections to the Plan was a reasonable and sufficient period of time for each Holder in a Voting Class to make an informed decision to accept or reject the Plan.
16.    Under section 1126(f) of the Bankruptcy Code, Holders of Claims in Classes 1 and 2 (collectively, the “Unimpaired Classes”) are Unimpaired and conclusively presumed to have accepted the Plan. At the time of solicitation, the Debtors were not required to solicit votes from the Holders of Claims and Interests in Classes 6, 7, 8, 9, 10, and 11 (collectively, the “Deemed
Rejecting Classes”), which were Impaired and deemed to reject the Plan (together with the

Unimpaired Classes, the “Non-Voting Classes”). Although Holders of Class 6 and 7 Claims have the potential to now receive a recovery pursuant to the Plan Modifications (as defined below), re- solicitation of such Classes is not required under the facts and circumstances of these Chapter 11 Cases for the reasons set forth below.
17.    The Debtors served the Non-Voting Status Notice and Opt Out Forms and the Combined Hearing Notice on all Holders of Claims or potential Claims (other than Intercompany Claims) and Holders of Interests (other than Intercompany Interests) in the Non-Voting Classes. The Non-Voting Status Notice and Opt Out Forms informed recipients of (i) their status as holders or potential holders of Claims or Interests in non-voting classes, (ii) provided the full text of the

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Third Party Release set forth in the Plan, (iii) included a form by which holders could elect to opt out of the Third Party Release by checking a prominently featured and clearly labeled box, and
(iv) enclosed a postage prepaid, return-addressed envelope in which holders could return their opt out elections to the Notice and Claims Agent.
18.    The Notices adequately summarized the material terms of the Plan, including classification and treatment of claims and the Third Party Release. Further, because the opt out form was included in both the Ballots and the Notices, every known stakeholder, including Holders in Non-Voting Classes, was provided with the means by which to opt out of the Third Party Release, including pre-addressed prepaid return envelopes.
L.    Voting.

19.    As evidenced by the Voting Report, votes to accept or reject the Plan have been solicited and tabulated fairly, in good faith, and in compliance with the Bankruptcy Code, the Bankruptcy Rules, the Bankruptcy Local Rules, the Disclosure Statement, and any applicable non-bankruptcy law. Classes 3, 4, and 5 voted to accept the Plan in accordance with section 1126 of the Bankruptcy Code. Based on the foregoing, and as evidenced by the Voting Report, at least one Impaired Class of Claims (excluding the acceptance by any insiders of the Debtor) has voted to accept the Plan in accordance with the requirements of sections 1124 and 1126 of the Bankruptcy Code.
M.    Plan Supplement.

20.    On August 24, 2023, the Debtors filed the Plan Supplement with the Court. The Plan Supplement (including as it may be subsequently modified, supplemented, or otherwise amended pursuant to its terms), complies with the Bankruptcy Code and the terms of the Plan, and the Debtors provided good and proper notice of the filing in accordance with the Bankruptcy Code, the Bankruptcy Rules, the Bankruptcy Local Rules, and the facts and circumstances of these

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Chapter 11 Cases. The notice parties and Holders of Claims and Interests were provided due, adequate, and sufficient notice of the Plan Supplement. No other or further notice is or will be required with respect to the Plan Supplement. The Plan Supplement consists of the following documents: (a) identity of the Plan Administrator; (b) identity of any insider to be employed by the Plan Administrator; (c) Liquidation Analysis; and (d) any other documentation necessary to effectuate the Plan or that is contemplated by the Plan. All documents included in the Plan Supplement are integral to, part of, and incorporated by reference into the Plan. Subject to the terms of the Plan and this Confirmation Order, the Debtors shall have the right to alter, amend, update, or modify the Plan Supplement through the Effective Date.
N.    Plan Modifications.

21.    Pursuant to section 1127 of the Bankruptcy Code, any modifications to the Plan, including those set forth in the amended Plan, filed on September 5, 2023, and any additional modifications to the Plan set forth in this Confirmation Order or in any Plan filed prior to the entry of this Confirmation Order (collectively, the “Plan Modifications”) constitute technical or clarifying changes, changes with respect to particular Claims by agreement with Holders of such Claims, or modifications that do not otherwise materially and adversely affect or change the treatment of any other Claim or Interest under the Plan, including those Holders of Class 6 General Unsecured Claims, who were conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code, and those Holders of Class 7 Dalsem Unsecured Claims who were previously included in Class 6 pursuant to the Plan. These Plan Modifications are consistent with the disclosures previously made pursuant to the Disclosure Statement and Solicitation Packages served pursuant to the Scheduling Order, and notice of these Plan Modifications was adequate and appropriate under the facts and circumstances of these Chapter 11 Cases.

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22.    In accordance with Bankruptcy Rule 3019, the Plan Modifications do not require additional disclosure under section 1125 of the Bankruptcy Code or the re-solicitation of votes under section 1126 of the Bankruptcy Code, and they do not require that Holders of Claims or Interests be afforded an opportunity to change previously cast acceptances or rejections of the Plan. Accordingly, the Plan, as modified, is properly before this Court and all votes cast with respect to the Plan prior to such modification shall be binding and shall apply with respect to the Plan.
O.    Objections Overruled.

23.    Any resolution or disposition of objections to approval of the Disclosure Statement and/or Confirmation of the Plan that have not been withdrawn, waived, or settled are hereby OVERRULED and DENIED on the merits, with prejudice.
P.    Plan Complies with Bankruptcy Code Requirements—Section 1129(a)(1).

24.    The Plan complies with all applicable provisions of the Bankruptcy Code, as required by Section 1129(a)(1) of the Bankruptcy Code, including sections 1122 and 1123 thereof. Additionally, the Plan and all modifications thereto are dated and identify the Entities submitting them, thereby satisfying Bankruptcy Rule 3016(a).
(a)    Proper Classification—Sections 1122 and 1123.

25.    The Plan satisfies the requirements of sections 1122(a) and 1123(a)(1) of the Bankruptcy Code. Article III of the Plan provides for the separate classification of Claims and Interests into eleven (11) Classes. Valid business, factual, and legal reasons exist for the separate classification of such Classes of Claims and Interests. The classifications were not implemented for any improper purpose and do not unfairly discriminate between, or among, Holders of Claims or Interests. Each Class of Claims and Interests contains only Claims or Interests that are substantially similar to the other Claims or Interests within that Class.

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(b)    Specified Unimpaired Classes—Section 1123(a)(2).

26.    The Plan satisfies the requirements of section 1123(a)(2) of the Bankruptcy Code.

Article III of the Plan specifies that Claims in the following Classes (the “Unimpaired Classes”)

are Unimpaired under the Plan within the meaning of section 1124 of the Bankruptcy Code.

Class	Designation
1	Other Secured Claims
2	Other Priority Claims

27.    Additionally, Article II of the Plan specifies that Allowed Administrative Claims (including DIP Claims and Professional Fee Claims) and Allowed Priority Tax Claims will be paid in full (unless a Holder of such Claim consents to alternative treatment) in accordance with the terms of the Plan, although these Claims are not separately classified under the Plan.
28.    For the avoidance of doubt, Holders of Claims in Classes 1 and 2 are Unimpaired and conclusively presumed to have accepted the Plan and are not entitled to vote to accept or reject the Plan.
(c)    Specified Treatment of Impaired Classes—Section 1123(a)(3).

29.    The Plan satisfies the requirements of section 1123(a)(3) of the Bankruptcy Code.

Article III of the Plan specifies that Claims and Interests, as applicable, in the following Classes (the “Impaired Classes”) are Impaired under the Plan within the meaning of section 1124 of the Bankruptcy Code, and describes the treatment of such Classes:

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Class	Designation
3	GNCU Facility Claims
4	Richmond Facility Claims
5	Morehead Facility Claims
6	General Unsecured Claims
7	Dalsem Unsecured Claims
8	Intercompany Claims
9	Section 510(b) Claims
10	Existing Equity Interests
11	Intercompany Interests

30.    For the avoidance of doubt, at the time of solicitation Holders of Claims in Classes 6, 7, 8, 9, 10, and 11 were Impaired and deemed to reject the Plan and were thus not entitled to vote to accept or reject the Plan.
(d)    No Discrimination—Section 1123(a)(4).

31.    The Plan satisfies the requirements of section 1123(a)(4) of the Bankruptcy Code.

The Plan provides for the same treatment by the Debtors for each Claim or Interest in each respective Class unless the Holder of a particular Claim or Interest has agreed to a less favorable treatment of such Claim or Interest.
(e)    Adequate Means for Implementation—Section 1123(a)(5).

32.    The Plan satisfies the requirements of section 1123(a)(5) of the Bankruptcy Code.

The provisions in Article IV and elsewhere in the Plan provide in detail adequate and proper means for the Plan’s implementation, including regarding: (a) the consummation of the Plan, including the wind-down and dissolution of the Debtors and the vesting of the assets in the Plan Administrator; (b) the Committee Settlement Agreement; (c) the Berea Transfer; (d) the De Minimis Sale Transaction; (e) the Sale Transaction; (f) the sources of consideration for Plan distributions, including the funding of the Wind-Down Budget; (g) the appointment of the Plan Administrator; (h) the authorization for the Debtors and/or the Plan Administrator, as applicable, to take all actions contemplated under or necessary, advisable, or appropriate to implement or

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effectuate the Plan; (i) the settlement and discharge of Claims and Interests as set forth in the Plan;

(j)    the good faith compromise and settlement of all claims or controversies held by the Debtor, the Committee, CEFF II AppHarvest Holdings, LLC (“Equilibrium”), and Mastronardi Berea LLC;
(k)    the preservation and vesting of certain Retained Causes of Action in the Plan Administrator;

(l)    the Dalsem Litigation; (m) the treatment of Executory Contracts and Unexpired Leases; (n) the dissolution of the Debtors; (o) the effectuation and implementation of documents and further transactions; (p) the cancellation of existing securities and agreements; and (q) the authorization, approval, and entry of corporate actions under the Plan.
(f)    Non-Voting Equity Securities—Section 1123(a)(6).

33.    The Plan satisfies the requirements of section 1123(a)(6) of the Bankruptcy Code.

The Plan does not provide for the issuance of equity or other securities of the Debtors, including non-voting equity securities.
(g)    Directors and Officers—Section 1123(a)(7).

34.    The Plan satisfies the requirements of section 1123(a)(7) of the Bankruptcy Code.

In accordance with Article IV.G of the Plan, as of the Effective Date, the existing directors and officers of the Debtors shall be deemed to have resigned and the employees or officers of the Debtors terminated without any further action required. From and after the Effective Date, the Plan Administrator shall be authorized to act on behalf of the Estates, provided that the Plan Administrator shall have no duties other than as expressly set forth in the Plan, this Confirmation Order, or any agreement governing the Plan Administrator’s duties and responsibilities, as applicable. The identity of the Plan Administrator is disclosed in the Plan Supplement. The appointment of the Plan Administrator is consistent with the interests of creditors and with public policy.

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(h)    Debtor Is Not an Individual—Section 1123(a)(8) and 1123(c).

35.    The Debtors are not individuals. Accordingly, the requirements of sections 1123(a)(8) and 1123(c) of the Bankruptcy Code are inapplicable.
(i)    Impairment / Unimpairment of Classes—Section 1123(b)(1).

36.    The Plan is consistent with section 1123(b)(1) of the Bankruptcy Code. Article III of the Plan leaves each Class of Claims and Interests Impaired or Unimpaired.
(j)    Treatment of Executory Contracts and Unexpired Leases—Section 1123(b)(2).

37.    The Plan is consistent with section 1123(b)(2) of the Bankruptcy Code. Article V of the Plan provides for the automatic rejection of the Debtors’ Executory Contracts and Unexpired Leases (other than the Indemnification Obligations and the D&O Liability Insurance Policies) not previously rejected, assumed, or assumed and assigned during these Chapter 11 Cases under section 365 of the Bankruptcy Code, nor scheduled to be assumed under the Plan, the Plan Supplement, the Sale Order, or the Final Berea Order.
38.    The Debtors’ determinations regarding the assumption and rejection of Executory Contracts and Unexpired Leases are based on and within the sound business judgment of the Debtors, are necessary to the implementation of the Plan, and are in the best interests of the Debtors, their Estates, Holders of Claims, and other parties in interest in these Chapter 11 Cases.
(k)    Settlement, Releases, Exculpation, Injunction, and Preservation of Claims and Causes of Action—Section 1123(b)(3).

39.    In accordance with section 1123(b)(3) of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, distributions, releases, and other benefits provided under the Plan, upon the Effective Date, the provisions of the Plan shall constitute a good- faith compromise and settlement of all Claims, Interests, Causes of Action, and controversies released, settled, compromised, discharged, satisfied, or otherwise resolved pursuant to the Plan

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and the Committee Settlement Agreement. In addition, the compromises and settlements embodied in the Plan, the Committee Settlement Agreement, and the negotiated support in the RSA preserve value by enabling the Debtors to avoid extended, value-eroding litigation that could delay the Debtors’ emergence from chapter 11, and the parties to the Committee Settlement Agreement and RSA have provided significant value to the Debtors and their Estates, and the compromises and settlements in the Plan are fair, equitable, reasonable, and in the best interests of the Debtors and their Estates.
40.    Debtor Release. The release of Claims and Causes of Action by the Debtors, as described in Article IX.A of the Plan in accordance with section 1123(b) of the Bankruptcy Code (the “Debtor Release”), represents a valid exercise of the Debtors’ business judgment. The Debtor Release is integral to the Plan and is fair, reasonable, and in the best interests of the Debtors, the Estates and Holders of Claims and Interests. Also, the Debtor Release is: (a) in exchange for good and valuable consideration provided by the Released Parties; (b) a good-faith settlement and compromise of the Claims released in Article IX.A of the Plan; (c) given, and made, after due notice and opportunity for a hearing; and (d) a bar to the Debtors asserting a Claim or Cause of Action released by Article IX.A of the Plan. The scope of the Debtor Release is appropriately tailored under the facts and circumstances of these Chapter 11 Cases. Moreover, the Debtor Release is appropriate in light of, among other things, the value provided by the Released Parties to the Debtors’ Estates and the critical nature of the Debtor Release to the Plan.
41.    The Debtor Release appropriately offers protection to parties that participated in the Debtors’ restructuring process. Each of the Released Parties made significant concessions and contributions to these Chapter 11 Cases. The Debtor Release for the Debtors’ current and former directors and officers is appropriate because the Debtors’ directors and officers share an identity

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of interest with the Debtors, supported the Plan and these Chapter 11 Cases, actively participated in meetings and negotiations during these Chapter 11 Cases, and have provided other valuable consideration to the Debtors to facilitate the negotiation and consummation of the transactions contemplated by the Plan. The Debtor Release for the parties to the Committee Settlement Agreement and RSA is appropriate because such parties supported the Plan and certain parties to the RSA have agreed to extend financing and have provided additional liquidity (including by providing debtor-in-possession financing under the DIP Credit Agreement), thereby providing valuable consideration to the Debtors to facilitate these Chapter 11 Cases.
42.    Third Party Release. The release of Claims and Causes of Action by the Releasing Parties, as described in Article IX.B of the Plan (the “Third Party Release”), was consensually provided after due notice and an opportunity for a hearing and is an essential provision of the Plan. The Third Party Release is a critical and integral component of the Committee Settlement Agreement, the RSA, and the creditors’ agreement to support the Plan, thereby preventing significant and time-consuming litigation regarding the parties’ respective rights and interests. The Third Party Release was negotiated as a result of extensive arms’-length and good faith negotiations among parties. It provides finality for the Debtors, their Estates, the Plan Administrator, and the other Released Parties regarding the parties’ respective obligations under the Plan and the transactions contemplated therein. The Third Party Release was instrumental in developing a Plan that maximized value for all of the Debtors’ stakeholders. As such, the Third Party Release appropriately offers certain protections to parties who constructively participated in the Debtors’ chapter 11 process by, among other things, supporting the Plan.
43.    Notice of the Third Party Release was provided to all Holders of Claims and Interests and such notice was adequate and appropriate under the facts and circumstances of these

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Chapter 11 Cases. The Combined Hearing Notice was sent to Holders of Claims and Interests and published in The New York Times (U.S. national edition) on July 31, 2023, and the Ballots and Notices, as applicable, sent to Holders of Claims and Interests unambiguously stated that the Plan contains the Third Party Release and that each such Holder of Claims or Interests may elect not to grant such Third Party Release. The release provisions of the Plan were conspicuous and emphasized with boldface type in the Plan, the Disclosure Statement, the Ballots, the Non-Voting Status Notice and Opt Out Forms, and the Notices. Further, Holders in the Non-Voting Classes also received a pre-addressed prepaid return envelope to facilitate the submission of any opt out election. The Third Party Release provides appropriate and specific disclosure with respect to the Claims and Causes of Action that are subject to the Third Party Release, and no other disclosure or notice is necessary.
44.    The Third Party Release is: (a) in exchange for the good and valuable consideration provided by the Released Parties; (b) a good faith settlement and compromise of the Claims released by the Third Party Release; (c) in the best interests of the Debtors and all Holders of Claims and Interests; (d) fair, equitable, and reasonable; (e) given and made after due notice and opportunity for hearing; (f) a bar to any of the Releasing Parties’ asserting any Claim or Cause of Action released pursuant to the Third Party Release; (g) specific in language and scope; and
(h) consistent with sections 105, 524, 1123, 1129 and 1141 and other applicable provisions of the Bankruptcy Code. Therefore, the Third Party Release is reasonable, appropriate, and consistent with the provisions of the Bankruptcy Code and applicable law.
45.    Exculpation. The exculpation provision described in Article IX.C of the Plan (the “Exculpation”) is necessary and appropriate to the Plan. The Exculpation is narrowly tailored to protect estate fiduciaries from inappropriate litigation and to exclude actions found to have

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constituted actual fraud, willful misconduct, or gross negligence. The Exculpated Parties subject to the Exculpation have, and upon entry of this Confirmation Order, will be deemed to have participated in good faith and in compliance with all applicable laws with regard to the negotiation and implementation of, among others, these Chapter 11 Cases, the Disclosure Statement, the Plan, the DIP Loan Documents, the RSA, the Sale Transaction, or any aspect of the Restructuring Transaction, including any contract, instrument, release or other agreement or document (including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Exculpated Party on the Plan or this Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Disclosure Statement or the Plan, the DIP Loan Documents, the Sale Transaction, the filing of the Chapter 11 Cases, the pursuit of confirmation, the administration and implementation of the Plan, or the distribution of property under the Plan or any other related agreement, except for claims related to any act or omission that is determined in a Final Order of a court of competent jurisdiction to have constituted actual fraud, willful misconduct, or gross negligence but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan. The Exculpation, including its carve-out for actual fraud, gross negligence, or willful misconduct, is consistent with established practice in this jurisdiction and others.
46.    Injunction. The injunction provision set forth in Article IX.D of the Plan is essential to the Plan and necessary to preserve and enforce the Debtor Release, the Third Party Release, and the Exculpation, each as set forth in Articles IX.A, IX.B, and IX.C of the Plan respectively.

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47.    In accordance with section 1123(b) of the Bankruptcy Code, the Plan Administrator shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Retained Causes of Action and Causes of Action of the Debtors that are not otherwise transferred or sold pursuant to the Sale Transaction (subject, in the case of the Dalsem Litigation, to Article IV.D of the Plan), whether arising before or after the Petition Date, and the Plan Administrator’s rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date, other than the Causes of Action released by the Debtors pursuant to the releases and exculpations contained in the Plan, including in Article IX hereof, which shall be deemed released and waived by the Debtors and the Plan Administrator as of the Effective Date. No Causes of Action shall be retained or preserved against the Debtors’ directors and officers. No Entity (other than the Released Parties) may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against it as any indication that the Plan Administrator will not pursue any and all available Causes of Action of the Debtors against it.
48.    The release and discharge of mortgages, deeds of trust, Liens, pledges, or other security interest against any property of the Estates, as described in Article IX.F. of the Plan (the “Lien Release”) is necessary to implement the Plan. The provisions of the Lien Release are appropriate, fair, equitable, reasonable, and in the best interests of the Debtors, the Estates, and Holders of Claim and Interests.
49.    The releases, injunctions, and exculpations set forth in the Plan, as implemented by this Confirmation Order, are fair, equitable, reasonable, and in the best interests of the Debtors, their Estates, and all Holders of Claims or Interests. The record at the Combined Hearing and in these Chapter 11 Cases is sufficient to support the releases, injunctions, and exculpations provided

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for in Article IX of the Plan. Accordingly, the Plan is consistent with section 1123(b)(3) of the Bankruptcy Code.
(l)    Treatment of Rights of Holders of Claims—1123(b)(5)

50.    The Plan is consistent with section 1123(b)(5) of the Bankruptcy Code. Article III of the Plan modifies or leaves unaffected, as is applicable, the rights of certain Holders of Claims, as permitted by section 1123(b)(5) of the Bankruptcy Code.
(m)    Additional Plan Provisions—Section 1123(b)(6).

51.    The other discretionary provisions in the Plan are appropriate and consistent with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1123(b)(6) of the Bankruptcy Code.
Q.    Debtors Complied with Bankruptcy Code Requirements—Section 1129(a)(2).

52.    The Debtors complied with the applicable provisions of the Bankruptcy Code, except as otherwise provided or permitted by orders of the Court, and thus, satisfied the requirements of section 1129(a)(2) of the Bankruptcy Code. Specifically, each Debtor:
a.    is an eligible debtors under section 109 of the Bankruptcy Code and a proper proponent of the Plan under section 1121(a) of the Bankruptcy Code;

b.    has complied with applicable provisions of the Bankruptcy Code, except as otherwise provided or permitted by orders of the Court; and

c.    complied with the applicable provisions of the Bankruptcy Code, including sections 1125 and 1126, the Bankruptcy Rules, the Bankruptcy Local Rules, any applicable non-bankruptcy law, rule and regulation, the Scheduling Order, and all other applicable law, in transmitting the Solicitation Packages and the Non-Voting Status Notice and Opt Out Forms, and related documents and notices, and in soliciting and tabulating the votes on the Plan.

R.    Plan Proposed in Good Faith—Section 1129(a)(3).

53.    The Plan satisfies the requirements of section 1129(a)(3) of the Bankruptcy Code.

The Debtors proposed the Plan in good faith and not by any means forbidden by law. In so

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determining, the Court has examined the totality of the circumstances surrounding the filing of the Chapter 11 Cases, the Plan, the RSA, the Sale Transaction, the Committee Settlement Agreement, the Berea Transfer, and the process leading to Confirmation, including the support of Holders of Claims and Interests for the Plan, and the transactions to be implemented pursuant thereto. These Chapter 11 Cases were filed, and the Plan was proposed, with the legitimate purpose of allowing the Debtors to implement the Restructuring Transaction for the maximum benefit of all parties in interest and to maximize the value of the Estates and the recoveries to Holders of Claims and Interests.
S.    Payment for Services or for Costs and Expenses—Section 1129(a)(4).

54.    The procedures set forth in the Plan for the Court’s review and ultimate determination of the fees and expenses to be paid by the Debtors in connection with these Chapter 11 Cases, or in connection with the Plan and incident to these Chapter 11 Cases, satisfy the objectives of, and are in compliance with, section 1129(a)(4) of the Bankruptcy Code.
T.    Directors, Officers, and Insiders—Section 1129(a)(5).

55.    Because the Plan provides for the dissolution of the existing board of directors of the Debtors and that any remaining directors or officers of the Debtors shall be dismissed, section 1129(a)(5) of the Bankruptcy Code does not apply to the Debtors. To the extent section 1129(a)(5) applies to the Plan Administrator, it has satisfied the requirements of this provision by, among other things, disclosing the identity of the Plan Administrator.
U.    No Rate Change—Section 1129(a)(6).

56.    Section 1129(a)(6) of the Bankruptcy Code is not applicable to these Chapter 11 Cases. The Plan proposes no rate change subject to the jurisdiction of any governmental regulatory commission.

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V.    Best Interest of the Creditors—Section 1129(a)(7).

57.    The Plan satisfies the requirements of section 1129(a)(7) of the Bankruptcy Code.

The Liquidation Analysis included in the Plan Supplement, and any other evidence related thereto in support of the Plan that was proffered or adduced in the Declarations in Support or at, prior to, or in connection with the Combined Hearing: (a) are reasonable, persuasive, credible, and accurate as of the dates such analysis or evidence was prepared, presented, or proffered; (b) utilize reasonable and appropriate methodologies and assumptions; (c) have not been controverted by other evidence; and (d) establish that Holders of Allowed Claims and Interests in each Class will recover more under the Plan on account of such Claim or Interest, as of the Effective Date, than such Holder would receive if the Debtors were liquidated, on the Effective Date, under chapter 7 of the Bankruptcy Code.
W.    Acceptance by Certain Classes—Section 1129(a)(8).

58.    Classes 1 and 2 are Unimpaired under the Plan and are deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Classes 3, 4, and 5 are Impaired under the Plan and have voted to accept the Plan pursuant to section 1126(c) of the Bankruptcy Code. Nevertheless, because the Plan has not been accepted by the Deemed Rejecting Classes, the Debtors seek Confirmation under section 1129(b), solely with respect to the Deemed Rejecting Classes, rather than section 1129(a)(8) of the Bankruptcy Code. Although section 1129(a)(8) has not been satisfied with respect to the Deemed Rejecting Classes, the Plan is confirmable because the Plan does not discriminate unfairly and is fair and equitable with respect to the Deemed Rejecting Classes and thus satisfies section 1129(b) of the Bankruptcy Code with respect to such Classes as described further below. As a result, the requirements of section 1129(b) of the Bankruptcy Code are satisfied.

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X.    Treatment of Claims Entitled to Priority under Section 507(a)—1129(a)(9).

59.    The Plan satisfies the requirements of section 1129(a)(9) of the Bankruptcy Code.

The treatment of Allowed Administrative Claims, DIP Claims, Professional Fee Claims, and Priority Tax Claims under Article II of the Plan and of Other Priority Claims under Article III of the Plan satisfies the requirements of, and complies in all respects with the treatment required by section 1129(a)(9) of the Bankruptcy Code for each of the various claims specified in sections 507(a)(1)–(8) of the Bankruptcy Code.
Y.    Acceptance by at Least One Impaired Class—Section 1129(a)(10).

60.    The Plan satisfies the requirements of section 1129(a)(10) of the Bankruptcy Code.

As evidenced in the Voting Report, Classes 3, 4, and 5 all voted to accept the Plan by the requisite numbers and amounts of Claims specified under section 1126(c) of the Bankruptcy Code, determined without including any acceptance of the Plan by any insider (as that term is defined in section 101(31) of the Bankruptcy Code).
Z.    Feasibility—Section 1129(a)(11).

61.    The Plan satisfies section 1129(a)(11) of the Bankruptcy Code. The evidence supporting the Plan proffered or adduced by the Debtors at or before the Combined Hearing: (a) is reasonable, persuasive, credible, and accurate as of the dates such evidence was prepared, presented, or proffered; (b) has not been controverted by other persuasive evidence; (c) establishes that the Plan is feasible and Confirmation of the Plan is not likely to be followed by liquidation or the need for further financial reorganization; (d) establishes that the Plan may be implemented and has a reasonable likelihood of success; (e) establishes that the Debtors or Plan Administrator, as applicable, will have sufficient funds available to meet their obligations under the Plan; and
(f) establishes that the Plan Administrator will have the financial wherewithal to satisfy its obligations following the Effective Date.

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AA.    Payment of Statutory Fees—Section 1129(a)(12).

62.    The Plan satisfies the requirements of section 1129(a)(12) of the Bankruptcy Code.

Article II.E of the Plan provides for the payment of all fees and charges assessed against the Estates under 28 U.S.C. § 1930.
BB.    Continuation of Employee Benefits—Section 1129(a)(13).

63.    The Debtors do not have any obligation to pay retiree benefits (as defined in section 1114 of the Bankruptcy Code). Therefore, section 1129(a)(13) of the Bankruptcy Code is inapplicable to these Chapter 11 Cases or the Plan.
CC.    Non-Applicability of Certain Sections—Sections 1129(a)(14), (15), and (16).

64.    Sections 1129(a)(14), 1129(a)(15), and 1129(a)(16) of the Bankruptcy Code do not apply to these Chapter 11 Cases. The Debtors owe no domestic support obligations, are not individuals, and are not nonprofit corporations.
DD.    “Cram Down” Requirements—Section 1129(b).

65.    The Plan satisfies the requirements of section 1129(b) of the Bankruptcy Code.

Notwithstanding the fact that the Deemed Rejecting Classes have not accepted the Plan, the Plan may be confirmed pursuant to section 1129(b)(1) of the Bankruptcy Code. First, all of the requirements of section 1129(a) of the Bankruptcy Code other than section 1129(a)(8) have been met. Second, the Plan is fair and equitable with respect to the Deemed Rejecting Classes. The Plan has been proposed in good faith, is reasonable and meets the requirements that no Holder of any Claim or Interest that is junior to each such Class will receive or retain any property under the Plan on account of such junior Claim or Interest, and no Holder of a Claim or Interest in a Class senior to such Classes is receiving more than payment in full on account of its Claim or Interest. Accordingly, the Plan is fair and equitable towards all Holders of Claims and Interests in the Deemed Rejecting Classes. Third, the Plan does not discriminate unfairly with respect to the

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Deemed Rejecting Classes because similarly situated Claim and Interest Holders will receive substantially similar treatment on account of their Claims or Interests, as applicable, in such class. Therefore, the Plan may be confirmed despite the fact that not all Impaired Classes have voted to accept the Plan.
EE.    Only One Plan—Section 1129(c).

66.    The Plan satisfies the requirements of section 1129(c) of the Bankruptcy Code. The Plan is the only chapter 11 plan filed in these Chapter 11 Cases.
FF.    Principal Purpose of the Plan—Section 1129(d).

67.    The Plan satisfies the requirements of section 1129(d) of the Bankruptcy Code. The principal purpose of the Plan is not the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act.
GG.    No Small Business Case—Section 1129(e).

68.    The Chapter 11 Cases are not small business cases and, accordingly, section 1129(e) of the Bankruptcy Code does not apply.
HH.    Good Faith Solicitation—Section 1125(e).

69.    The Debtors acted in “good faith” within the meaning of section 1125(e) of the Bankruptcy Code and in compliance with the applicable provisions of the Bankruptcy Code and the Bankruptcy Rules in connection with all of their activities relating to support and consummation of the Plan, including the solicitation and receipt of acceptances of the Plan, and they are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code.
II. Likelihood of Satisfaction of Conditions Precedent to the Effective Date.

70.    Each of the conditions precedent to the Effective Date, as set forth in Article VIII.A of the Plan, has been or is reasonably likely to be satisfied or, as applicable, waived in accordance with Article VIII.B of the Plan.

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JJ.    Implementation.

71.    All documents and agreements necessary to implement the transactions contemplated by the Plan, including those contained or summarized in the Plan Supplement, and all other relevant and necessary documents have been negotiated in good faith and at arms’ length, are in the best interests of the Debtors and their Estates, and shall, upon completion of documentation and execution, be valid, binding, and enforceable agreements and shall not be in conflict with any federal, state, or local law. The Debtors and the Plan Administrator are authorized to take any action reasonably necessary, advisable, or appropriate to consummate such agreements and the transactions contemplated thereby.
KK.    Disclosure of All Material Facts.

72.    The Debtors disclosed all material facts regarding the Disclosure Statement, the Plan, the Plan Supplement, and the adoption, execution, and implementation of the other matters provided for under the Plan involving corporate action to be taken by or required of the Debtors or the Plan Administrator, as applicable.
LL.    Satisfaction of Confirmation Requirements.

73.    Based on the foregoing, the Declarations in Support, and all other pleadings and evidence proffered or adduced at or prior to the Combined Hearing, the Plan satisfies the requirements of section 1129 of the Bankruptcy Code.
ORDER

BASED ON THE FOREGOING FINDINGS OF FACT AND CONCLUSIONS OF LAW, IT IS THEREFORE ORDERED, ADJUDGED, AND DECREED THAT:

74.    Findings of Fact and Conclusions of Law. The above-referenced findings of fact and conclusions of law are hereby incorporated by reference as though fully set forth herein and constitute findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made

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applicable herein by Bankruptcy Rule 9014. To the extent that any finding of fact is determined to be a conclusion of law, it is deemed so, and vice versa.
75.    Disclosure Statement, Solicitation Packages, Tabulation Procedures, and Solicitation Procedures. The Disclosure Statement, the Solicitation Packages, the Tabulation Procedures, and the Solicitation Procedures are APPROVED on a final basis in all respects pursuant to section 1125 of the Bankruptcy Code.
76.    Confirmation of the Plan. The Plan, attached hereto as Exhibit A, as and to the extent modified by this Confirmation Order, is approved and CONFIRMED in its entirety pursuant to section 1129 of the Bankruptcy Code. All Plan documents necessary for implementation of the Plan, including those in the Plan Supplement, are hereby approved and incorporated herein by reference as an integral part of this Confirmation Order. The failure to include or refer to any particular article, section, or provision of the Plan, the Plan Supplement, or any related document, agreement, or exhibit does not impair the effectiveness of that article, section, or provision, it being the intent of this Confirmation Order that the Plan, the Plan Supplement, and any related document, agreement, or exhibit are approved in their entirety.
77.    Headings. Headings utilized in this Confirmation Order are for convenience of reference only and do not constitute a part of the Plan or this Confirmation Order for any other purpose.
78.    Objections. All objections (including any reservations of rights contained therein) to approval of Confirmation of the Plan that have not been withdrawn, waived, or settled prior to entry of this Confirmation Order, are not cured by the relief granted herein, or are not otherwise resolved as stated by the Debtors on the record of the Combined Hearing, are OVERRULED and

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DENIED on the merits and in their entirety, and all withdrawn objections are deemed withdrawn with prejudice.
79.    Deemed Acceptance of Plan. In accordance with section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, all Holders of Claims and Interests who voted to accept the Plan or who are conclusively presumed to accept the Plan are deemed to have accepted the Plan, as modified by the Plan Modifications and this Confirmation Order. No Holder of a Claim or Interest shall be permitted to change its vote as a consequence of the Plan Modifications.
80.    No Action Required. Under section 1142(b) of the Bankruptcy Code and any other comparable provisions under applicable law, no action of the respective directors, equity holders, managers, or members of the Debtors is required to authorize the Debtors to enter into, execute, deliver, File, adopt, amend, restate, consummate, or effectuate, as the case may be, the Plan, the Restructuring Transaction, and any contract, assignment, certificate, instrument, or other document to be executed, delivered, adopted, or amended in connection with the implementation of the Plan.
81.    Immediate Binding Effect. Notwithstanding Bankruptcy Rules 3020(e), 6004(h), 7062, or otherwise, upon the occurrence of the Effective Date, the terms of the Plan shall be immediately effective and enforceable and deemed binding upon and inure to the benefit of the Debtors, the Plan Administrator, the Holders of Claims and Interests, the Released Parties, and each of their respective successors and assigns. Any action to be taken on the Effective Date may be taken on or as soon as reasonably practicable thereafter.
82.    Pursuant to section 1141 of the Bankruptcy Code, subject to the occurrence of the Effective Date and subject to the terms of the Plan and this Confirmation Order, all prior orders entered in these Chapter 11 Cases, all documents and agreements executed by the Debtors as

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authorized and directed thereunder, and all motions or requests for relief by the Debtors pending before this Court as of the Effective Date shall be binding upon and shall inure to the benefit of the Debtors and the Plan Administrator, as applicable, and their respective successors and assigns.
83.    Classification and Treatment. The Plan’s classification scheme is approved. The terms of the Plan shall govern the classification and treatment of Claims and Interests for purposes of the distributions to be made thereunder.
84.    Subordination of Claims. The allowance, classification, and treatment of all Allowed Claims and Interests and the respective distributions and treatments under the Plan shall take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, contract, section 510(b) of the Bankruptcy Code, or otherwise. Pursuant to section 510 of the Bankruptcy Code, the Debtor or the Plan Administrator (as applicable) reserves the right to re-classify any Allowed Claim or Allowed Interest in accordance with any contractual, legal, or equitable subordination relating thereto.
85.    Insurance. Notwithstanding anything to the contrary in the Plan, if any Claim is subject to coverage under an Insurance Policy, payments on account of such Claim will first be made from proceeds of such Insurance Policy in accordance with the terms thereof, with the balance of such Claim, if any, treated in accordance with the provisions of the Plan governing the Class applicable to such Claim.
86.    General Settlement of Claims and Interests. Pursuant to section 1123(b)(2) of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the distributions, releases, and other benefits provided pursuant to the Plan, upon the Effective Date, the provisions

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of the Plan shall constitute a good faith compromise of Claims, Interests, and controversies relating to the contractual, legal, and subordination rights that a creditor or an Interest holder may have with respect to any Allowed Claim or Interest or any distribution to be made on account of such Allowed Claim or Interest. The entry of this Confirmation Order shall constitute the Court’s approval of the compromise and settlement of all such Claims, Interests, and controversies, as well as a finding by the Court that such compromise or settlement is in the best interests of the Debtors, their Estates, and holders of such Claims and Interests, and is fair, equitable, and reasonable.
87.    Restructuring Transaction. On or before the Effective Date, the Debtors or the Plan Administrator shall enter into and take any actions that may be necessary or appropriate to effectuate the Committee Settlement Agreement, the Sale Transaction, the Berea Transfer, the De Minimis Sale Transaction, or the Wind-Down of the Debtors, as applicable, including but not limited to: (a) the execution and delivery of appropriate agreements or other documents of consolidation, conversion, disposition, transfer, or dissolution containing terms that are consistent with the terms of the Plan and that satisfy the requirements of applicable law; (b) the execution and delivery of any appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, duty, or obligation on terms consistent with the Plan; (c) the commencement of litigation on any of the Retained Causes of Action (subject, in the case of the Dalsem Litigation, to Article IV.D of the Plan); (d) the filing of appropriate documents with the appropriate governmental authorities pursuant to applicable law; and (e) any and all other actions that the Debtors or the Plan Administrator determine are necessary or appropriate to effectuate the Plan.
a.    Committee Settlement Agreement. The Committee Settlement Agreement and all terms thereof are incorporated herein by reference. In the event of a sale of the Red Sea Investment, the Red Sea Initial Allocation shall go to Equilibrium. Proceeds in excess of the Red Sea Initial Allocation shall be

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allocated (i) fifty percent (50%) to recovery for Holders of Allowed Class 6 Claims, and (ii) fifty percent (50%) to Equilibrium; provided that if the Red Sea Investment is purchased by Equilibrium pursuant to a credit bid, Equilibrium shall not be required to deliver cash consideration on account of the Red Sea Investment (net of the Red Sea Initial Allocation) to Holders of Allowed Class 6 Claims until the earlier of (i) the liquidation for cash of the Red Sea Investment to a third-party buyer or (ii) the date that is six (6) months from the Effective Date of the Plan. Notwithstanding the foregoing, if, as of the Effective Date, a positive variance in the aggregate exists vis-à- vis the DIP Budget approved by Equilibrium on or around August 28, 2023, then the Red Sea Initial Allocation shall be reduced by seventeen percent (17%) of the value of the positive variance. The sale of the Red Sea Investment shall be consummated by the Debtors as soon as practicable. Proceeds in excess of the Robotics Initial Allocation shall be allocated (a) fifty percent (50%) to recovery for Holders of Allowed Class 6 Claims, and
(b) fifty percent (50%) to Equilibrium. Notwithstanding the foregoing, if, as of the Effective Date, a positive variance in the aggregate exists vis-à-vis the DIP Budget approved by Equilibrium on or around August 28, 2023, then the Robotics Initial Allocation shall be reduced by seventeen percent (17%) of the value of the positive variance. The Committee Settlement Agreement shall govern the Committee Settlement in all respects, including that the Debtors and the Committee shall mutually agree on the Wind-Down Budget (subject to the approval of Equilibrium as DIP Lender in its sole discretion), including sufficient funding for payment of priority claims and tax claims.

b.    Sale Transaction. The Debtors engaged in a process for the sale of all or substantially all of their assets, according to the terms and milestones set forth in the RSA and/or the Restructuring Term Sheet. Consistent with those documents, the Debtors sought the approval of the Sale Orders, which approved the sale of all or substantially all of the Debtors’ assets to the Purchasers pursuant to the highest or best bid.

c.    Berea Transfer. The Debtors completed the Berea Transfer pursuant to the terms of the Berea Term Sheet. Except as otherwise modified by the Committee Settlement Agreement, the Berea Term Sheet and the Final Berea Order shall govern the Berea Transfer in all respects.

d.    De Minimis Sale Transaction. The Debtors or the Plan Administrator, as applicable, shall engage in a process for the sale of the Remaining Assets in accordance with the terms and milestones set forth in the De Minimis Procedures in Paragraph 98 below.

e.    Wind-Down. Following the Effective Date, the Plan Administrator shall wind-down the affairs and operations of the Debtors and their Estates including, but not limited to: (i) preserving and liquidating the Remaining Assets; (ii) prosecuting the Retained Causes of Action (subject, in the case

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of the Dalsem Litigation, to Article IV.D of the Plan); (iii) administering and paying taxes, including, among other things, (a) filing tax returns (to the extent not the obligation of any Purchaser), and (b) representing the interest and account of the Debtors before any taxing authority in all matters; (iv) retaining and paying, without the need for retention or fee applications, professionals in connection with the Plan Administrator’s performance of its duties under the Plan; (v) distributing information statements as required for U.S. federal income tax and other applicable tax purposes; (vi) Filing an application for entry by the Court of a final decree closing the Chapter 11 Cases; (vii) making distributions to Professionals for Allowed Professional Fee Claims from the Professional Fee Reserve Account; (viii) making distributions to Holders of Allowed Claims in accordance with the terms of the Plan; (ix) procuring the necessary insurance to facilitate the Wind-Down, including appropriate D&O Liability Insurance Policies; and (x) such other responsibilities as may be vested in the Plan Administrator pursuant to the Plan, this Confirmation Order, any plan administrator agreement, or as may be necessary and proper to carry out the provisions of the Plan.

88.    De Minimis Procedures. The Debtors or the Plan Administrator, as applicable, will use, sell, or transfer each of the Remaining Assets on the best terms available, taking into consideration the exigencies and circumstances in each such transaction under the following procedures (the “De Minimis Procedures”):
a.    With regard to uses, sales, or transfers of Remaining Assets in any individual transaction or series of related transactions to a single buyer or group of related buyers with a total transaction value, as calculated within the Debtors’ reasonable discretion, of less than or equal to $1 million:

i.    the Debtors are authorized to consummate a De Minimis Sale Transaction in the period between Confirmation and the Effective Date without further order of the Court and subject only to the noticing procedures set forth herein if the Debtors determine in their reasonable exercise of business judgment that such transaction is in the best interest of the Estates;

ii.    any such transactions shall be, without need for any action by any party, final and fully authorized by the Court pursuant to this Order and may be, as provided in the documentation governing the applicable transaction, to the extent permitted by the Bankruptcy Code and applicable non-bankruptcy law, free and clear of all Liens with such Liens attaching only to the proceeds of such transactions with the same validity, extent, and priority and subject to the same defenses as immediately prior to the transaction; provided that, for the avoidance of

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doubt, with respect to any Sale Transaction that involves DIP Facility Collateral, the proceeds of such Sale Transaction shall be distributed to the DIP Lender at the closing;

iii.    the Debtors shall, at least seven (7) calendar days’ prior to closing such sale or effectuating such transaction, give written notice (email being sufficient) of such transaction (the “Transaction Notice”) to (a) the U.S. Trustee; (b) counsel to the Committee; (c) counsel to Equilibrium;
(d) counsel to Mastronardi Produce Limited; (e) any known affected creditor(s), including counsel to any creditor asserting a Lien on the relevant Remaining Assets; and (f) those parties requesting notice pursuant to Bankruptcy Rule 2002 (collectively, the “Transaction Notice Parties”);

iv.    each Transaction Notice shall: (a) identify the Remaining Assets being used, sold, or transferred; (b) identify the purchaser of the assets;
(c) identify the holders actually known to the Debtors as holding Liens on the Remaining Assets, if any; (d) include the purchase price;
(e) include the material economic terms and conditions of the sale or transfer; and (f) include any commission, fees, or other customary expenses to be paid in connection with such transaction;

v.    if the terms of a proposed sale or transfer are materially amended (in the reasonable judgment of the Debtors) after transmittal of the Transaction Notice, but prior to the applicable deadline of any Transaction Notice Parties’ right to object to such sale or transfer of the Remaining Assets, the Debtors will send (email being sufficient) a revised Transaction Notice (the “Amended Transaction Notice”) to the Transaction Notice Parties, after which the Transaction Notice Parties shall have an additional three (3) calendar days to object to such sale or transfer prior to closing such sale or effectuating such transaction;

vi.    each of the Transaction Notice Parties shall have the right to object to any proposed sale or transfer of the Remaining Assets by notifying the Debtors and their counsel in writing (email being sufficient) of such informal objection within three (3) business days after receiving such notice, without the need to file a formal objection with the Court, and, if after good faith negotiations, the Debtors and any objecting Transaction Notice Party are unable to resolve such informal objection consensually, the objecting Transaction Notice Party shall file, within three (3) business days after receiving notice from the Debtors that the informal objection will not be resolved, a formal objection and the matter shall be resolved by the Court prior to the closing of the sale at a hearing to be scheduled as soon as reasonably practicable and in accordance with the Court’s calendar; provided that the terms of any resolution reached between the Debtors and any objecting Transaction

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Notice Party shall be provided to the other Transaction Notice Parties as soon as reasonably practicable following such resolution;

vii.    if no written objections are filed and served on the Debtors with a copy to their counsel (email being sufficient) by a Transaction Notice Party within the greater of (a) seven (7) calendar days of notice of such Transaction Notice or (b) three (3) calendar days of service of an Amended Transaction Notice, as applicable (the “Transaction Notice Period”), the Debtors are authorized to consummate such transaction immediately; and

viii.    if a written objection, whether formal or informal, is received from a Transaction Notice Party within the Transaction Notice Period, then the relevant Remaining Assets shall only be sold or transferred upon the consensual resolution of the objection or further order of the Court after notice and a hearing.

b.    With regard to the uses, sales, or transfers of Remaining Assets in any individual transaction or series of related transactions to a single buyer or group of related buyers with a total transaction value, as calculated within the Debtors’ reasonable discretion, of greater than $1 million and less than or equal to $5 million:

i.    the Debtors are authorized to consummate such transactions if the Debtors determine in the reasonable exercise of their business judgment that such transactions are in the best interest of the estates, without further order of the Court, subject to the procedures set forth herein;

ii.    any such transactions shall be, without need for any action by any party, final and fully authorized by the Court pursuant to this Order and may be, as provided in the documentation governing the applicable transaction, to the extent permitted by the Bankruptcy Code and applicable non-bankruptcy law, free and clear of all Liens with such Liens attaching only to the proceeds of such transactions with the same validity, extent, and priority as immediately prior to the transaction; provided that, for the avoidance of doubt, with respect to any Sale Transaction that involves DIP Facility Collateral, the proceeds of such Sale Transaction shall be distributed to the DIP Lender at the closing;

iii.    the Debtors shall, at least ten (10) calendar days’ prior to closing such sale or effectuating such transaction, shall file with the Court and give written notice (email being sufficient) of such transaction substantially in the form of the Transaction Notice to the Transaction Notice Parties;

iv.    each Transaction Notice shall: (a) identify the Remaining Assets being used, sold, or transferred; (b) identify the Debtor that directly owns the Remaining Assets; (c) identify the purchaser of the Remaining Assets;

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(d)    identify the holders known to the Debtors as holding Liens on the Remaining Assets; (e) include the purchase price and the material economic terms and conditions of the sale, or transfer; (f) include a copy of the sale or transfer agreement evidencing the sale of the Remaining Assets; and (g) include any commission, fees, or other customary expenses to be paid in connection with such transaction;

v.    if the terms of a proposed sale or transfer are materially amended (in the reasonable judgment of the Debtors) after transmittal of the Transaction Notice, but prior to the applicable deadline of any Transaction Notice Parties’ right to object to such sale or transfer of the Remaining Assets, the Debtors will send (email being sufficient) the Amended Transaction Notice to the Transaction Notice Parties, after which the Transaction Notice Parties shall have an additional three (3) calendar days to object to such sale or transfer prior to closing such sale or effectuating such transaction;

vi.    if no written objections are filed and served on the Debtors with a copy to their counsel (email being sufficient) by the Transaction Notice Parties or parties in interest within the Transaction Notice Period, the Debtors are authorized to consummate such transaction immediately; provided that counsel to Committee may informally object to any such proposed sale or acquisition of the Remaining Assets by notifying the Debtors and their counsel in writing (email being sufficient) of such informal objection within three (3) business days after receiving such notice, without the need to file a formal objection with the Court, and, if after good faith negotiations, the Debtors and counsel to the Committee as applicable, are unable to resolve such informal objection consensually, counsel to the Committee shall file within three (3) business days after receiving notice from the Debtors that the informal objection will not be resolved, a formal objection and the matter shall be resolved by the Court prior to the closing of the sale at a hearing to be scheduled as soon as reasonably practicable and in accordance with the Court’s calendar; and

vii.    if a written objection, whether formal or informal, is received from a Transaction Notice Party or party in interest within the Transaction Notice Period that cannot be resolved, the transaction can be consummated only upon withdrawal of such written objection, whether formal or informal, or further order of the Court.

c.    Additionally, the Debtors will provide a written report to the Court, the U.S. Trustee, counsel to the Committee, and those parties requesting notice pursuant to Bankruptcy Rule 2002, beginning with the month ending September 30, 2023 concerning any De Minimis Sale Transaction consummated during the preceding calendar month, including the names of

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the purchasing or selling parties, as applicable, and the types and amounts of the transactions.

d.    Good faith purchasers of assets pursuant to these De Minimis Procedures shall be entitled to the protections of section 363(m) of the Bankruptcy Code.

e.    Pursuant to section 363(f) of the Bankruptcy Code, all sales and transfers of Remaining Assets pursuant to these De Minimis Procedures shall be free and clear of all liens, claims, encumbrances, and interests, if any, with any and all such valid and perfected liens, claims, encumbrances, and interests to attach to proceeds of the sales with the same validity, priority, force, and effect such liens, claims, encumbrances, and interests had on the property immediately prior to the sale or transfer, subject to the rights, claims, defenses, and obligations, if any, of the Debtors and all interested parties with respect to any such asserted liens, claims, encumbrances, and interests. For the avoidance of doubt, the absence of a timely objection to the sale of the Remaining Assets in accordance with the De Minimis Procedures shall constitute “consent” to such sale within the meaning of section 363(f)(2) of the Bankruptcy Code.

f.    For the avoidance of doubt, after the Effective Date, the Plan Administrator may use, sell, or transfer any Remaining Assets without further order of, notice to, or supervision by the Court.

89.    Sources of Consideration for Plan Distributions. Subject to the provisions of the Plan concerning the Professional Fee Reserve Account and the Wind-Down Budget, the Debtors or the Plan Administrator (as applicable) shall fund distributions under the Plan with the proceeds from the Sale Transaction, the De Minimis Sale Transaction, the Berea Payment, the liquidation of the Remaining Assets, and the recovery, if any, from prosecution or settlement of the Retained Causes of Action; provided that, for the avoidance of doubt any proceeds or recovery from prosecution or settlement of the Dalsem Litigation shall be distributed solely to Holders of DIP Claims until such DIP Claims are satisfied in full.
90.    Dalsem Litigation. Within one hundred twenty (120) days of entry of this Order, the Plan Administrator shall share with Dalsem the Plan Administrator’s detailed claims against Dalsem, which shall be addressed in the context of mediation conducted by a mediator mutually

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agreed to by the Plan Administrator and Dalsem, and (ii) the Plan Administrator and Dalsem shall agree to and schedule the Mediation Start Date; provided that for the avoidance of doubt, Dalsem shall have at least thirty (30) days from the time the detailed claims are shared by the Plan Administrator to the Mediation Start Date to review the asserted claims. Mediation shall conclude within the Mediation Period.
91.    If, following the expiration of the Mediation Period, an agreed-upon resolution has not been reached by the parties to the Dalsem Litigation, the Plan Administrator and Dalsem shall promptly recommence the arbitration initiated by Dalsem on June 27, 2023 before the American Arbitration Association or, upon mutual agreement by the Debtors and Dalsem, adjudication by the Bankruptcy Court. The Plan Administrator and Dalsem shall work in good faith to: (1) expedite the mediation and arbitration process as much as is reasonably practicable, including through the engagement in settlement discussions; and (2) agree to an arbitration process prior to the Mediation Start Date; provided, that any such arbitration shall only occur in the event that the Mediation Period expires without an agreed-upon mediated agreement.
92.    The Dalsem Litigation shall be funded by the Debtors prior to the Effective Date and by Equilibrium (in an amount subject to its discretion) to the extent such funds are required to continue the Dalsem Litigation on a post-Effective Date basis; provided that, any post-Effective Date services provided with respect to the Dalsem Litigation shall first be financed through professional fee retainer amounts already on deposit with the applicable professionals. The Dalsem Litigation will otherwise be subject to the arbitration provisions of Section 15.2 of the EPCA with any modifications to such provisions as may be agreed in writing by the Debtors and Dalsem. The Committee shall retain the right to approve any settlement of the Dalsem Claims that would permit Holders of such Dalsem Claims against the Debtors to receive recovery pari passu

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to the Holders of Allowed Class 6 General Unsecured Claims. For the avoidance of doubt, the Committee shall not have approval rights over any settlement of the Dalsem Litigation that does not permit Holders of Dalsem Claims against the Debtors to receive recovery pari passu to the Holders of Allowed Class 6 General Unsecured Claims. The Plan Administrator shall prosecute the Dalsem Litigation, and the terms and conditions governing the Plan Administrator’s prosecution of the Dalsem Litigation shall be acceptable to the Debtors and Equilibrium. Any settlement or other resolution of the Dalsem Litigation pursuant to the terms hereof shall be binding on the Debtors and their Estates without the need for any further order or other approval of the Bankruptcy Court.
93.    Absent any further order of the Bankruptcy Court to the contrary, the foregoing mediation and arbitration procedures shall be deemed to satisfy any requirement by Dalsem to respond to any objection to the Dalsem Proof of Claim or any other challenge to the Dalsem Claim asserted in these Chapter 11 Cases.
94.    Vesting of the Assets. Except as otherwise provided in the Plan or the Sale Order, on and after the Effective Date, pursuant to sections 1141(b) and (c) of the Bankruptcy Code, all Remaining Assets, including all claims, rights, Retained Causes of Action, Causes of Action, and any property acquired by the Debtors under or in connection with the Plan, shall vest in each respective Debtor free and clear of all Claims, Liens, encumbrances, charges, and other interests. Subject to the terms of the Plan, on or after the Effective Date, the Plan Administrator may use, acquire, and dispose of the Remaining Assets, and may prosecute, compromise, or settle any Claims and Causes of Action without supervision of or approval by the Court and free and clear of any restrictions of the Bankruptcy Code or the Bankruptcy Rules other than restrictions expressly imposed by the Plan or this Confirmation Order.

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95.    Retained Causes of Action. In accordance with section 1123(b) of the Bankruptcy Code, the Plan Administrator shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Retained Causes of Action and Causes of Action of the Debtors that are not otherwise transferred or sold pursuant to the Sale Transaction (subject, in the case of the Dalsem Litigation, to Article IV.D of the Plan), whether arising before or after the Petition Date, and the Plan Administrator’s rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date, other than the Causes of Action released by the Debtors pursuant to the releases and exculpations contained in the Plan, including in Article IX hereof, which shall be deemed released and waived by the Debtors and the Plan Administrator as of the Effective Date. No Causes of Action shall be retained or preserved against the Debtors’ directors and officers. No Entity (other than the Released Parties) may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against it as any indication that the Plan Administrator will not pursue any and all available Causes of Action of the Debtors against it.
96.    Corporate Action. On the Effective Date and following satisfaction of the Debtors’ distribution and funding requirements set forth in the Plan, the Debtors shall be dissolved for all purposes unless the Plan Administrator determines that dissolution can have any adverse impact on the Remaining Assets; provided, that neither the Debtors nor any party released pursuant to Article IX herein shall be responsible for any liabilities that may arise as a result of non- dissolution of the Debtors; provided further, that nothing in the Plan shall be construed as relieving the Debtors or the Plan Administrator (as applicable) of their duties to pay U.S. Trustee Statutory Fees as required by the Bankruptcy Code and applicable law until such time as a final decree is entered in the Debtors’ Chapter 11 Cases or the cases are dismissed or converted to cases under

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chapter 7 of the Bankruptcy Code. The Plan Administrator shall submit with the appropriate governmental agencies a copy of this Confirmation Order, which Confirmation Order shall suffice for purposes of obtaining a Certificate of Dissolution from the Delaware Secretary of State.
97.    Without limiting the foregoing, on the Effective Date and following satisfaction of the Debtors’ distribution and funding requirements set forth in the Plan, the Debtors shall have no further duties or responsibilities in connection with implementation of the Plan, and the directors and officers of the Debtors shall be deemed to have resigned and the employees of the Debtors terminated except for those employees who are being transferred pursuant to the Sale Transaction. From and after the Effective Date, the Plan Administrator shall be authorized to act on behalf of the Estates, provided that the Plan Administrator shall have no duties other than as expressly set forth in the Plan or this Confirmation Order.
98.    Cancellation of Existing Securities and Agreements. Except for the purpose of evidencing a right to a distribution under the Plan and except as otherwise set forth in the Plan, on the Effective Date, all agreements, instruments, notes, certificates, indentures, mortgages, securities and other documents evidencing any Claim or Interest, and any rights of any Holder in respect thereof, shall be deemed cancelled and of no further force or effect and the obligations of the Debtors thereunder shall be deemed fully satisfied, released, and discharged and, as applicable, shall be deemed to have been surrendered to the Plan Administrator. The holders of or parties to such cancelled instruments, securities, and other documentation shall have no rights arising from or related to such instruments, securities, or other documentation or the cancellation thereof, except the rights provided for pursuant to the Plan.
99.    Effectuating Documents; Further Transactions. Upon entry of this Confirmation Order, the Debtors or the Plan Administrator (as applicable) shall be authorized to

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execute, deliver, file, or record such contracts, instruments, releases, consents, certificates, resolutions, programs, and other agreements or documents, and take such acts and actions as may be reasonable, necessary, or appropriate to effectuate, implement, consummate, and/or further evidence the terms and conditions of the Plan and any transactions described in or contemplated by the Plan. The Debtor, the Plan Administrator, all Holders of Claims receiving distributions pursuant to the Plan, and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents, and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan.
100.    Section 1146 Exemption from Certain Taxes and Fees. Pursuant to section 1146(a) of the Bankruptcy Code, any transfers of property pursuant to the Plan shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, or other similar tax or governmental assessment, and upon entry of this Confirmation Order, the appropriate state or local governmental officials or agents shall forgo the collection of any such tax or governmental assessment and accept for filing and recordation all such instruments or other documents governing or evidencing such transfers without the payment of any such tax, recordation fee, or governmental assessment.
101.    Sale Order and Final Berea Order. Notwithstanding anything to the contrary herein, nothing in the Plan or this Confirmation Order shall affect, impair or supersede the Sale Order(s), Sale Documents, or the Final Berea Order, each of which remains in full force and effect and governs in the event of any inconsistency with the Plan.
102.    Authority to Act. Prior to, on, or after the Effective Date (as appropriate), all matters expressly provided for under the Plan that would otherwise require approval of the stockholders, security holders, officers, directors, or other owners of the Debtors shall be deemed

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to have occurred and shall be in effect prior to, on, or after the Effective Date (as applicable) pursuant to the applicable law of the state(s) in which the Debtors are formed, without any further vote, consent, approval, authorization, or other action by such stockholders, security holders, officers, directors, or other owners of the Debtor or notice to, order of, or hearing before, the Court.
103.    Separate Plans. Notwithstanding the combination of separate plans of liquidation for the Debtors set forth in the Plan for purposes of economy and efficiency, the Plan constitutes a separate chapter 11 plan for each Debtor.
104.    Settlement of Claims and Controversies. Pursuant to Section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, the provisions of the Plan and this Confirmation Order will constitute a good faith compromise and settlement of all claims or controversies held by the Debtor, the Committee, Equilibrium, and Mastronardi Berea that are settled by the Plan. The Plan incorporates by reference each of the terms and benefits of the Committee Settlement Agreement. The entry of this Confirmation Order will constitute the Court’s approval, as of the Effective Date, of the compromise or settlement of all such claims or controversies and the Court’s finding that such compromise or settlement is in the best interests of the Debtor and its Estate, and is fair, equitable and reasonable. Notwithstanding any other provision in the Plan, the settlements are approved among the parties that have agreed to them (among any other party who has expressly entered into a written settlement), and the treatment of claims and interests is being afforded pursuant to Confirmation by satisfying the requirements of Section 1129.
105.    Assumption and Rejection of Executory Contracts and Unexpired Leases. On the Effective Date, except as otherwise provided herein (which exclusion includes the Indemnification Obligations and the D&O Liability Insurance Policies), all Executory Contracts or Unexpired Leases not previously assumed, assumed and assigned, or rejected pursuant to an

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order of the Court, will be deemed rejected, in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code other than those Executory Contracts or Unexpired Leases that are the subject of a motion to assume that is pending on the Confirmation Date.
106.    Assumption of any Executory Contract or Unexpired Lease pursuant to the Sale Documents, the Final Berea Order, or the Plan, and payment of any cure amounts relating thereto, shall, upon satisfaction of the applicable requirements of section 365 of the Bankruptcy Code, result in the full, final, and complete release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including defaults or provisions restricting the change in control of ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption.
107.    If the rejection of an Executory Contract or Unexpired Lease pursuant to the Plan and Confirmation Order results in a Claim, then, unless otherwise ordered by the Court, such Claim shall be forever barred and shall not be enforceable against the Debtors, the Estates, the Plan Administrator, or any of their respective assets and properties unless a Proof of Claim is Filed with the Notice and Claims Agent and served upon counsel to the Plan Administrator within thirty (30) days of the Effective Date. Any Claims arising from the rejection of an Executory Contract or Unexpired Lease pursuant to the Plan and Confirmation Order that are not timely Filed within thirty (30) days of the Effective Date will be disallowed automatically, forever barred from assertion, and shall not be enforceable against, as applicable, the Debtors, the Estates, the Plan Administrator, or any of their respective assets and properties.
108.    Indemnity Obligations. Each of the Debtors’ Indemnification Obligations shall not be discharged, impaired, or otherwise affected by the Plan. The Indemnification Obligations

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shall be deemed Executory Contracts assumed or assumed and assigned by the Debtors under the Plan.
109.    D&O Liability Insurance Policies. Each D&O Liability Insurance Policy to which the Debtors are a party as of the Effective Date shall be deemed an Executory Contract and shall be automatically assumed or assumed and assigned by the applicable Debtor, effective as of the Effective Date, pursuant to sections 365 and 1123 of the Bankruptcy Code. For the avoidance of doubt, coverage for defense and indemnity under the D&O Liability Insurance Policies shall remain available to all individuals within the definition of “Insured” in the D&O Liability Insurance Policies. In addition, after the Effective Date, all officers, directors, agents, or employees of the Debtors who served in such capacity at any time before the Effective Date shall be entitled to the full benefits of the D&O Liability Insurance Policies (including any “tail” policy) in effect or purchased as of the Effective Date for the full term of such policy regardless of whether such officers, directors, agents, and/or employees remain in such positions after the Effective Date, in each case, to the extent set forth in the D&O Liability Insurance Policies.
110.    Employee Compensation and Benefits. All employment policies, and all compensation and benefits plans, policies, and programs of the Debtors applicable to their respective employees, retirees, and nonemployee directors, including all savings plans, retirement plans, healthcare plans, disability plans, severance benefit plans, incentive plans, and life and accidental death and dismemberment insurance plans, are deemed to be, and shall be treated as, Executory Contracts under the Plan and, on the Effective Date, shall be rejected pursuant to sections 365 and 1123 of the Bankruptcy Code.
111.    Distributions. The procedures governing distributions contained in Article VI of the Plan shall be, and hereby are, approved in their entirety. Except as otherwise set forth in the

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Plan or in this Confirmation Order, the timing of distributions required under the Plan or this Confirmation Order shall be made in accordance with and as set forth in the Plan, the Plan Supplement, or this Confirmation Order, as applicable. To the extent the Plan does not specify the recipient of any Estate assets or property (including in the event that the Claim of the specified recipient of such Estate assets or property is paid or otherwise satisfied in full), such Estate assets or property shall be turned over to the Plan Administrator for distribution to Holders of Claims in accordance with the claims and priority waterfall set forth in the Plan.
112.    Professional Compensation. All Professional Persons (other than OCPs) seeking awards by the Court of compensation for services rendered or reimbursement of expenses incurred through and including the Confirmation Date under sections 327, 328, 330, 331, 503(b)(2), 503(b)(3), 503(b)(4), 503(b)(5), or 1103 of the Bankruptcy Code shall: (a) file, on or before the date that is forty five (45) days after the Confirmation Date, their respective applications for final allowances of compensation for services rendered and reimbursement of expenses incurred; and
(b) be paid in full, in Cash, from the Professional Fee Reserve Account in such amounts as are Allowed by the Court or authorized to be paid in accordance with the order(s) relating to or allowing any such Professional Fee Claim. Objections to Professional Fee Claims must be Filed and served no later than twenty-one (21) days after the Filing of the Professional Fee Claim.
113.    All requests for payment of Professional Fee Claims of OCPs shall be made pursuant to the OCP Order. To the extent any Professional Fee Claims of the OCPs have not been Allowed pursuant to the OCP Order on or before the Effective Date, the amount of Professional Fee Claims owing to the OCPs shall be paid in Cash to such OCPs by the Debtor or the Plan Administrator (as applicable) from the Professional Fee Reserve Account as soon as reasonably practicable after such Professional Fee Claims are Allowed pursuant to the OCP Order.

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114.    Return of Deposits. All utilities, including, but not limited to, any Person or Entity that received a deposit or other form of adequate assurance of performance under section 366 of the Bankruptcy Code during these Chapter 11 Cases, must return such deposit or other form of adequate assurance of performance to the Plan Administrator promptly following the occurrence of the Effective Date, if not returned or applied earlier.
115.    Compliance with Tax Requirements. In connection with the Plan, any Person issuing any instrument or making any distribution or payment in connection therewith, shall comply with all applicable withholding and reporting requirements imposed by any federal, state, or local taxing authority. In the case of a non-Cash distribution that is subject to withholding, the distributing party may require the intended recipient of such distribution to provide the withholding agent with an amount of Cash sufficient to satisfy such withholding tax as a condition to receiving such distribution or withhold an appropriate portion of such distributed property and either (a) sell such withheld property to generate Cash necessary to pay over the withholding tax (or reimburse the distributing party for any advance payment of the withholding tax) or (b) pay the withholding tax using its own funds and retain such withheld property. The distributing party shall have the right not to make a distribution under the Plan until its withholding or reporting obligation is satisfied pursuant to the preceding sentences. Any amounts withheld pursuant to the Plan shall be deemed to have been distributed to and received by the applicable recipient for all purposes of the Plan.
116.    Any party entitled to receive any property as an issuance or distribution under the Plan shall, upon request, deliver to the withholding agent or such other Person designated by the Plan Administrator the appropriate IRS Form or other tax forms or documentation requested by the Plan Administrator to reduce or eliminate any required federal, state, or local withholding. If

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the party entitled to receive such property as an issuance or distribution fails to comply with any such request for a one hundred eighty (180) day period beginning on the date after the date such request is made, the amount of such issuance or distribution shall irrevocably revert to the Plan Administrator and any Claim in respect of such distribution under the Plan shall be discharged and forever barred from assertion against such Debtor, the Plan Administrator, or their respective property.
117.    Notwithstanding the above, each Holder of an Allowed Claim or Interest that is to receive a distribution under the Plan shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed on such Holder by any Governmental Unit, including income, withholding, and other tax obligations, on account of such Plan Distribution.
118.    Procedures for Resolving Disputed Claims. The procedures governing resolution of disputed or unliquidated claims contained in Article VII of the Plan shall be, and hereby are, approved in their entirety. As set forth therein, all Claims held by Persons or Entities against whom or which the Debtor has commenced a proceeding asserting a Cause of Action under sections 542, 543, 544, 545, 547, 548, 549, or 550 of the Bankruptcy Code or that is a transferee of a transfer avoidable under section 522(f), 522(h), 544, 545, 548, 549 or 724(a) of the Bankruptcy Code shall be deemed Disputed Claims pursuant to section 502(d) of the Bankruptcy Code and holders of such Claims shall not be entitled to vote to accept or reject the Plan. A Claim deemed Disputed pursuant to Article VII.H of the Plan shall continue to be Disputed for all purposes until the relevant proceeding against the Holder of such Claim has been settled or resolved by a Final Order and any sums due to the Debtor or the Plan Administrator from such holder have been paid.

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119.    If an objection to a Claim, Proof of Claim, or portion thereof is Filed, no payment or distribution provided under the Plan shall be made on account of such Claim, Proof of Claim, or portion thereof unless and until the Disputed Claim becomes an Allowed Claim.
120.    To the extent that a Disputed Claim ultimately becomes an Allowed Claim, distributions shall be made to the Holder of such Allowed Claim in accordance with the provisions of the Plan. As soon as practicable after the date that the order or judgment of the Court allowing any Disputed Claim becomes a Final Order, the Disbursing Agent shall provide to the Holder of such Claim the distribution to which such Holder is entitled under the Plan as of the Effective Date, without any interest, dividends, or accruals to be paid on account of such Claim. No interest shall accrue or be paid on any Claim with respect to the period from the Effective Date to the date a final distribution is made on account of such Claim.
121.    Dalsem Distribution Reserve. On the Effective Date, the Plan Administrator shall hold in escrow the Dalsem Distribution Reserve in an amount of cash equal to an estimate of Dalsem’s pro rata distribution in Class 7 making the following assumptions: (i) the Dalsem Secured Claims receive no recovery and (ii) the Dalsem Unsecured Claims are Allowed in an amount consistent with the Dalsem Proof of Claim; provided that the Bankruptcy Court shall resolve any dispute between Dalsem and the Plan Administrator as to the amount to be reserved in accordance with the foregoing prior to any distributions being made to Holders of Claims in Class 6. If any cash that would otherwise be distributed to Holders of Claims in Class 6 is obtained by the Debtors’ Estates after the Effective Date, Dalsem’s pro rata share of such recovery shall also be held in escrow in the Dalsem Distribution Reserve making the foregoing assumptions. Upon the resolution of the Dalsem Litigation as set forth in Article IV.D herein, such escrowed amounts in the Dalsem Distribution Reserve shall be distributed to Holders of Claims in Class 6

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or Class 7, as applicable, and such applicable Holders will be the beneficiaries of the Dalsem Distribution Reserve pending such distributions.
122.    At any time, the Committee and any other parties in interest may seek relief from the Bankruptcy Court to release funds from the Dalsem Distribution Reserve for cause. The Bankruptcy Court shall retain jurisdiction with respect to any requested release of funds for cause. Dalsem reserves any and all rights to argue that no cause exists to release the escrowed funds from the Dalsem Distribution Reserve.
123.    Claims Register. Any Claim that has been paid or satisfied, or any Claim that has been amended or superseded, may be adjusted or expunged on the official Claims Register in these Chapter 11 Cases by the Debtors, or the Plan Administrator, as applicable, without an objection having to be Filed and without any further notice to or action, order, or approval of the Court. The Debtors’ Notice and Claims Agent, is directed to adjust or expunge such Claims in the Claims Register, as applicable.
124.    Waiver or Estoppel. Each Holder of a Claim or Interest shall be deemed to have waived any right to assert any argument, including the right to argue that its Claim or Interest should be Allowed in a certain amount, in a certain priority, as an Other Secured Claim, or not subordinated, by virtue of an agreement made with the Debtors or their counsel (or any other Entity), if such agreement was not disclosed in the Plan, the Committee Settlement Agreement, the Final Berea Order, the Sale Orders, the Plan Supplement, the Disclosure Statement, or other papers filed with the Court or evidenced by a written instrument acknowledged by the Debtors or their counsel before the Confirmation Date.
125.    Debtor Releases, Third Party Release, Exculpations, Injunction, and Related Provisions under the Plan. The discharge, releases, injunctions, exculpations, and related

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provisions set forth in Article IX of the Plan are incorporated herein in their entirety, are hereby approved and authorized in all respects, are so ordered, and shall be immediately effective on the Effective Date without further order or action on the part of this Court or any other party.
126.    Debtor Release. Notwithstanding anything contained in the Plan to the contrary, pursuant to section 1123(b) of the Bankruptcy Code, in exchange for good and valuable consideration, the adequacy of which is hereby confirmed, effective on the Effective Date, each Released Party is hereby deemed to be hereby released and discharged by the Debtors and their Estates, in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other entities who may purport to assert any causes of action, directly or derivatively, by, through, for, or because of the foregoing Entities on behalf of the Debtors, from any and all derivative Claims and Causes of Action asserted on behalf of the Debtors, whether known or unknown, foreseen or unforeseen, matured or unmatured, existing or hereafter arising, in law, equity, contract, tort or otherwise, that the Debtors or their Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim against, or Interest in, a Debtor or other Entity, or that any Holder of any Claim against, or Interest in, a Debtor or other Entity could have asserted on behalf of the Debtors, based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the capital structure, management, ownership, or operation thereof), the assertion or enforcement of rights and remedies against the Debtors, the Debtors’ in- or out-of-court restructuring efforts, any Avoidance Actions (but excluding Avoidance Actions brought as counterclaims or defenses to Claims asserted against the Debtors), intercompany transactions, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation,

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or filing of the Disclosure Statement, the DIP Loan Documents, the Plan (including, for the avoidance of doubt, the Plan Supplement), Sale Transaction, the RSA, or any aspect of the Restructuring Transactions, including any contract, instrument, release, or other agreement or document (including any legal opinion requested by any Entity regarding any transaction, contract, instrument, document or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or this Confirmation Order in lieu of such legal opinion) relating to any of the foregoing, created or entered into in connection with the RSA, the Disclosure Statement, the DIP Loan Documents, the Plan, the Plan Supplement, and the Sale Transaction, before or during the Chapter 11 Cases, the filing of the Chapter 11 Cases, the pursuit of confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the distribution of property under the Plan or any other related agreement, or upon any other related act or omission, transaction, agreement, event, or other occurrence related or relating to any of the foregoing taking place on or before the Effective Date, except for claims related to any act or omission that is determined in a Final Order by a court of competent jurisdiction to have constituted actual intentional fraud, willful misconduct, or gross negligence of such Person. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release any post-Effective Date obligations of any party or Entity under the Plan, this Confirmation Order, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan or any Claim or obligation arising under the Plan. Notwithstanding anything to the contrary in the foregoing, the releases under this section only release Claims held by the Debtors or Claims that could be asserted by the Debtors under applicable law.

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127.    Third Party Release. Except as otherwise expressly set forth in the Plan or this Confirmation Order, on and after the Effective Date, and with respect to all other Releasing Parties, in exchange for good and valuable consideration, the adequacy of which is hereby confirmed, each Released Party is, and is deemed to be, hereby conclusively, absolutely, unconditionally, irrevocably and forever, released by each Releasing Party from any and all Causes of Action, whether known or unknown, foreseen or unforeseen, matured or unmatured, existing or hereafter arising, in law, equity, contract, tort, or otherwise, including any derivative claims asserted on behalf of the Debtors, that such Entity would have been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the capital structure, management, ownership, or operation thereof), the Debtors’ in- or out-of-court restructuring efforts, any Avoidance Actions (but excluding Avoidance Actions brought as counterclaims or defenses to Claims asserted against the Debtors), intercompany transactions, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, or filing of the Disclosure Statement, the DIP Loan Documents, the Plan (including, for the avoidance of doubt, the Plan Supplement), the Sale Transaction, the RSA, or any aspect of the Restructuring Transactions, including any contract, instrument, release, or other agreement or document (including any legal opinion requested by any Entity regarding any transaction, contract, instrument, document or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or this Confirmation Order in lieu of such legal opinion) relating to any of the foregoing, created or entered into in connection with the RSA, the Disclosure Statement, the DIP Loan Documents, the Plan, the Plan Supplement, the Sale Transaction, before or during the Chapter 11 Cases, the filing of the Chapter 11

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Cases, the pursuit of confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the distribution of property under the Plan or any other related agreement, or upon any other related act or omission, transaction, agreement, event, or other occurrence related or relating to any of the foregoing taking place on or before the Effective Date. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release or act to modify (a) any post Effective Date obligations of any party or Entity under the Plan, (b) this Confirmation Order, or (c) any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan or any Claim or obligation arising under the Plan.
128.    Exculpations. Except as otherwise specifically provided in the Plan, no Exculpated Party shall have or incur, and each Exculpated Party is hereby exculpated from any Cause of Action for any claim related to any act or omission taking place between the Petition Date and the Effective Date in connection with, relating to, or arising out of, the Chapter 11 Cases, the Disclosure Statement, the Plan, the DIP Loan Documents, the RSA, the Sale Transaction, or any aspect of the Restructuring Transaction, including any contract, instrument, release or other agreement or document (including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Exculpated Party on the Plan or this Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Disclosure Statement or the Plan, the DIP Loan Documents, the Sale Transaction, the filing of the Chapter 11 Cases, the pursuit of confirmation, the administration and implementation of the Plan, or the distribution of property under the Plan or any other related agreement, except for claims related to any act or omission that is determined in a

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Final Order of a court of competent jurisdiction to have constituted actual fraud, willful misconduct, or gross negligence but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan.
129.    Injunction. Except as otherwise provided in the Plan or this Confirmation Order, all Entities who have held, hold, or may hold Claims, Interests, Causes of Action, or liabilities that: (1) are subject to compromise and settlement pursuant to the terms of the Plan; (2) have been released pursuant to the Plan; (3) were purchased and released by a Purchaser in connection with the Sale Transaction; (4) are subject to exculpation pursuant to the Plan; or (5) are otherwise discharged, satisfied, stayed, released, or terminated pursuant to the terms of the Plan, are permanently enjoined and precluded, from and after the Effective Date, from commencing or continuing in any manner, any action or other proceeding, including on account of any Claims, Interests, Causes of Action, or liabilities that have been compromised or settled against any of the Debtors or any Entity so released or exculpated (or the property or estate of any Entity, directly or indirectly, so released or exculpated) on account of, or in connection with or with respect to, any discharged, released, settled, compromised, or exculpated Claims, Interests, Causes of Action, or liabilities, including being permanently enjoined and precluded, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, the Plan Administrator, the Released Parties, or Exculpated Parties (as applicable): (1) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests; (2) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order

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against such Entities on account of or in connection with or with respect to any such Claims or Interests; (3) creating, perfecting, or enforcing any lien or encumbrance of any kind against such Entities or the property or the estate of such Entities on account of or in connection with or with respect to any such Claims or Interests; (4) asserting any right of setoff or subrogation of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any such Claims or Interests unless such Entity has timely asserted such setoff right in a document filed with the Court explicitly preserving such setoff, and notwithstanding an indication of a Claim or Interest or otherwise that such Entity asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise; and (5) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such claims or Interests released or settled pursuant to the Plan. Upon the entry of this Confirmation Order, all Holders of Claims and Interests and other parties in interest, along with their respective present or former employees, agents, officers, directors, or principals, shall be enjoined from taking any actions to interfere with the implementation or consummation of the Plan by the Debtors, the Plan Administrator, and their respective affiliates, employees, advisors, officers and directors, or agents.
130.    No party may commence, continue, amend, or otherwise pursue, join in, or otherwise support any other party commencing, continuing, amending, or pursuing, a Cause of Action of any kind against the Debtors, the Plan Administrator, the Exculpated Parties, or the Released Parties that relates to, or is reasonably likely to relate to any act or omission in connection with, relating to, or arising out of, a Cause of Action subject to Article IX.A, Article IX.B, and Article IX.C without first (a) requesting a determination from the Court, after notice and a hearing,

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that such Cause of Action represents a colorable claim against a Debtor, Plan Administrator, Exculpated Party, or Released Party and is not a Claim that the Debtors released under the Plan, which request must attach the complaint or petition proposed to be filed by the requesting party and (b) obtaining from the Court specific authorization for such party to bring such Cause of Action against any such Debtor, Plan Administrator, Exculpated Party, or Released Party. For the avoidance of doubt, any party that obtains such determination and authorization and subsequently wishes to amend the authorized complaint or petition to add any Causes of Action not explicitly included in the authorized complaint or petition must obtain authorization from the Court before filing any such amendment in the court where such complaint or petition is pending. The Court will have sole and exclusive jurisdiction to determine whether a Cause of Action is colorable and, only to the extent legally permissible, will have jurisdiction to adjudicate the underlying colorable Cause of Action.
131.    Release of Liens. Except as otherwise provided herein or in the DIP Loan Documents, any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estate shall be fully released and discharged, and all of the right, title, and interest of any holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Debtors and their successors and assigns. For the avoidance of doubt, upon and after the Effective Date, the DIP Loan Documents and the DIP Liens (as defined in the DIP Orders) over the DIP Facility Collateral shall remain in full force and effect; provided that (i) the DIP Liens shall be released upon the complete and final liquidation or other disposition of the DIP Facility Collateral and, at such point, (ii) any deficiency claims with respect to the DIP Claims, if

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applicable, shall be automatically waived. If any Holder of an Other Secured Claim or any agent for such Holder has filed or recorded publicly any Liens and/or security interests to secure such Holder’s Other Secured Claim, as soon as practicable on or after the Effective Date, such Holder (or the agent for such holder) shall take any and all steps requested by the Plan Administrator that are necessary or desirable to record or effectuate the cancellation and/or extinguishment of such Liens and/or security interests, including the making of any applicable filings or recordings, and the Plan Administrator shall be entitled to make any such filings or recordings on such holder’s behalf. No Lien Release will affect the recovery of any Holder of a Claim in Class 1 under the Plan.
132.    Release Opt-Out for Lead Plaintiff. Notwithstanding anything to the contrary set forth in the Plan, Disclosure Statement, solicitation procedures order [ECF No. 72], Plan Supplement or this Confirmation Order, Alan Narzissenfeld (“Lead Plaintiff”), the court-appointed lead plaintiff in the securities class action pending in the United States District Court for the Southern District of New York under the caption, In re AppHarvest Securities Litigation, Case No. 1:21-cv-07985 (the “Securities Litigation”), together with each member of the putative class Lead Plaintiff represents in the Securities Litigation (as may be redefined or certified, the “Proposed Class”), is hereby deemed to have opted out of the Third Party Release contained in Article IX.B. of the Plan with respect to all claims asserted or to be asserted against any non-Debtor party in the Securities Litigation (the “Opt-Out Claims”), and shall not be required to execute, complete, or deliver the Release Opt-Out forms in respect of the Opt-Out Claims. Lead Plaintiff and the Proposed Class shall not be deemed Releasing Parties with respect to the Opt-Out Claims.
133.    Securities and Exchange Commission. Notwithstanding any provision herein to the contrary, no provision of the Plan: (a) releases any non-Debtor Person or Entity (including any

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Released Party) from any Claim or Cause of Action of the United States Securities and Exchange Commission (the “SEC”); or (b) enjoins, limits, impairs, or delays the SEC from commencing or continuing any Claims, Causes of Action, proceedings, or investigations against any non-Debtor Person or Entity (including any Released Party) in any forum.
134.    Term of Injunctions or Stays. Except as otherwise provided in the Plan or this Confirmation Order, to the maximum extent permitted by applicable law and subject to the Court’s post-confirmation jurisdiction to modify the injunctions and stays under the Plan: (a) all injunctions with respect to or stays against an action against property of the Debtors or the Debtors’ Estates arising under or entered during these Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code, and in existence on the date this Confirmation Order is entered, shall remain in full force and effect until such property is no longer property of the Debtors or the Debtors’ Estates; and (b) all other injunctions and stays arising under or entered during these Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code shall remain in full force and effect until the earliest of (i) the date that these Chapter 11 Cases are closed pursuant to a Final Order of the Court, or
(ii) the date that these Chapter 11 Cases are dismissed pursuant to a Final Order of the Court. All injunctions or stays contained in the Plan or this Confirmation Order shall remain in full force and effect indefinitely.
135.    Nonseverability of Plan Provisions. Each term and provision of the Plan is:

(a) valid and enforceable pursuant to its terms; (b) integral to the Plan and may not be deleted or modified without the consent of the Debtors and the Plan Administrator; and (c) non-severable and mutually dependent.
136.    Preservation of Books and Records. Until the entry of a final order of judgment or settlement in the Securities Litigation (as defined in paragraph 132 of this Order), the Debtors,

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Purchaser(s), Plan Administrator, and any other transferee of the Debtors’ books, records, documents, files, electronic data (in whatever format, including native format), or any tangible object potentially relevant to the Securities Litigation, wherever stored (collectively, the “Potentially Relevant Books and Records”) shall preserve and maintain such Potentially
Relevant Books and Records, and shall not destroy, abandon, transfer, or otherwise render unavailable such Potentially Relevant Books and Records without providing counsel to the lead plaintiff in the Securities Litigation at least sixty (60) days’ advance written notice and an opportunity to object and be heard by a court of competent jurisdiction. In the event Lead Plaintiff timely objects to any such destruction, abandonment, or transfer, the Potentially Relevant Books and Records shall be preserved until the earlier of (a) a final order of the Court or other court of competent jurisdiction and (b) the date the party in possession, custody, or control of such Potentially Relevant Books and Records provides originals or true copies thereof to counsel for Lead Plaintiff.
137.    Notice of Subsequent Pleadings. Except as otherwise provided in the Plan or in this Confirmation Order, notice of all subsequent pleadings in these Chapter 11 Cases after the Effective Date is required to be served upon only the following parties: (a) the U.S. Trustee;
(b) any party known to be directly affected by the relief sought by such pleadings; and (c) any party that specifically requests additional notice in writing to the Debtors or the Plan Administrator, as applicable, or files a request for notice under Bankruptcy Rule 2002 after the Effective Date. The Debtors’ Notice and Claims Agent shall not be required to file updated service lists.
138.    Post-Confirmation Reports. The Debtors shall file all monthly operating reports due prior to the Effective Date when they become due, using UST Form 11-MOR. After the

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Effective Date, each of the Debtors and the Plan Administrator, as applicable, shall remain obligated file post-confirmation quarterly reports and to pay quarterly fees to the U.S. Trustee until the earliest of that particular Debtor’s case being closed, dismissed, or converted to a case under chapter 7 of the Bankruptcy Code. Notwithstanding anything to the contrary herein, the U.S. Trustee shall not be required to File a Proof of Claim or any other request for payment of quarterly fees.
139.    Post-Confirmation Modifications. Following the entry of this Confirmation Order, the Debtors or the Plan Administrator may, upon order of the Court, amend or modify the Plan, in accordance with section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan.
140.    Governing Law. Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated, the laws of the State of New York, without giving effect to the principles of conflict of laws, shall govern the rights, obligations, construction, and implementation of the Plan, any agreements, documents, instruments, or contracts executed or entered into in connection with the Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control), and corporate governance matters.
141.    Applicable Non-Bankruptcy Law. The provisions of this Confirmation Order, the Plan and related documents, or any amendments or modifications thereto, shall apply and be enforceable notwithstanding any otherwise applicable non-bankruptcy law or any requirements related thereto.

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142.    Government Approvals Not Required. This Confirmation Order shall constitute all approvals and consents required, if any, by the laws, rules, or regulations of any state, federal, or other governmental authority with respect to the dissemination, implementation, or consummation of the Plan and the Disclosure Statement, any certifications, documents, instruments or agreements, and any amendments or modifications thereto, and any other acts referred to in, or contemplated by, the Plan and the Disclosure Statement.
143.    Reporting. After entry of this Confirmation Order, the Debtors or the Plan Administrator, as applicable, shall have no obligation to file with the Court, serve on any parties, or otherwise provide any party with any other report that the Debtors were obligated to provide under the Bankruptcy Code or an order of the Court, including obligations to provide (a) any reports to any parties otherwise required under the “first” and “second” day orders entered in these Chapter 11 Cases and (b) monthly operating reports (even for those periods for which a monthly operating report was not filed before the Effective Date); provided that the Debtors or Plan Administrator, as applicable, will comply with the U.S. Trustee’s quarterly reporting requirements.
144.    Notice of Effective Date. The Debtors or the Plan Administrator, as applicable, shall serve notice of entry of this Confirmation Order, of the occurrence of the Effective Date, and of appliable deadlines (the “Notice of Effective Date”) in accordance with Bankruptcy Rules 2002 and 3020(c) on all parties served with notice of the Combined Hearing within seven (7) Business Days after the Effective Date; provided that no notice of any kind shall be required to be mailed or made upon any Entity to whom the Debtors mailed notice of the Combined Hearing, but received such notice returned marked “undeliverable as addressed,” “moved, left no forwarding address,” or “forwarding order expired,” or similar reason, unless the Debtors have been informed in writing by such Entity, or are otherwise aware, of that Entity’s new address. For those parties

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receiving electronic service, filing on the docket is deemed sufficient to satisfy such service and notice requirements.
145.    The Notice of Effective Date will have the effect of an order of the Court, will constitute sufficient notice of the entry of this Confirmation Order to filing and recording officers, and will be a recordable instrument notwithstanding any contrary provision of applicable non-bankruptcy law. The above-referenced notices are adequate under the particular circumstances of these Chapter 11 Cases and no other or further notice is necessary.
146.    Substantial Consummation. On the Effective Date, the Plan shall be deemed to be substantially consummated (within the meaning set forth in section 1101 of the Bankruptcy Code) pursuant to section 1127(b) of the Bankruptcy Code.
147.    Dissolution of the Committee. Following the Effective Date, the Committee shall survive for the limited purposes of exercising its rights under Article IV.D of the Plan or seeking a release of the Dalsem Distribution Reserve in accordance with the terms of Article VI.P of the Plan.
148.    Effect of Conflict. This Confirmation Order supersedes any Court order issued prior to the Confirmation Date that may be inconsistent with this Confirmation Order. If there is any inconsistency between the terms of the Plan and the terms of this Confirmation Order, the terms of this Confirmation Order govern and control.
149.    Final Order. For good cause shown, the stay of this Confirmation Order provided by any Bankruptcy Rule is waived, and this Confirmation Order shall be effective and enforceable immediately upon its entry by this Court. This Confirmation Order is a Final Order and shall be effective and enforceable immediately upon entry, and its provisions shall be self-executing.

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150.    Retention of Jurisdiction. The Court may properly, and upon the Effective Date shall, to the full extent set forth in the Plan, retain jurisdiction over all matters arising out of, and related to, these Chapter 11 Cases, including the matters set forth in Article X of the Plan and section 1142 of the Bankruptcy Code.

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